Prospectus Supplement
(To Prospectus Dated November 8, 2002)

                                   1,000,000

                     CORPORATE BACKED TRUST CERTIFICATES,
                   Goldman Sachs Capital I Securities-Backed
                                 Series 2004-6

       (The Deposited Assets will consist of 6.345% Capital Securities, issued by Goldman Sachs Capital I and an interest rate swap between the Trust and Lehman Brothers Special Financing Inc.)

         NUMBER OF        INITIAL INTEREST       PRICE TO         UNDERWRITING
        CERTIFICATES             RATE              PUBLIC            DISCOUNT
         1,000,000             3.50%[1]             $25              $0.7875

[1] Interest on the Certificates will accrue at a floating rate based on Three-Month USD LIBOR plus 0.75%; provided that such rate will always be greater than or equal to 3.50% and will not exceed 7.50%.

                ______________________________________________


--------------------------------------
                                          The Trust

                                          o    will be formed pursuant to a Trust Agreement between Lehman ABS
THE CERTIFICATES WILL REPRESENT                Corporation, as depositor, and U.S. Bank Trust National Association,
NON-RECOURSE OBLIGATIONS OF THE                as trustee, for the sole purpose of issuing the Certificates offered
TRUST ONLY AND WILL NOT REPRESENT AN           hereby.
INTEREST IN OR OBLIGATION OF LEHMAN
ABS CORPORATION OR U.S. BANK TRUST        The Certificates
NATIONAL ASSOCIATION.
                                          o    will represent an undivided beneficial interest in the assets of the
                                               Trust, which consist solely of the Underlying Securities and the Swap
                                               Agreement described herein;

                                          o    currently have no trading market; and

                                          o    will not be insured or guaranteed by any governmental agency.
--------------------------------------


YOU SHOULD REVIEW THE INFORMATION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS PRIOR TO MAKING A DECISION TO INVEST IN THE CERTIFICATES.

For complete information about the offered certificates, read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from Lehman ABS Corporation. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about March 19, 2004.

                             _____________________
                                LEHMAN BROTHERS
                                March 10, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of Certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary of Principal Economic Terms.....................................   S-4
Summary of Prospectus Supplement........................................  S-10
Formation of the Trust..................................................  S-12
Risk Factors............................................................  S-12
Description of the Underlying Securities................................  S-18
The Swap Agreement......................................................  S-28
Description of the Certificates.........................................  S-33
Description of the Trust Agreement......................................  S-37
Material Federal Income Tax Consequences................................  S-39
ERISA Considerations....................................................  S-43
Method of Distribution..................................................  S-44
Relationship Among Parties..............................................  S-45
Listing.................................................................  S-45
Ratings.................................................................  S-45
Legal Opinions..........................................................  S-46
Index of Terms for Prospectus Supplement................................  S-47

                                  Prospectus

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement...................     2
Where You Can Find More Information.....................................     3
Incorporation of Certain Documents by Reference.........................     3
Reports to Certificateholders...........................................     4
Important Currency Information..........................................     4
Risk Factors............................................................     4
Lehman ABS..............................................................     7
Use of Proceeds.........................................................     7
Formation of the Trusts.................................................     7
Maturity and Yield Considerations.......................................     8
Description of the Certificates.........................................    10
Description of Deposited Assets and Credit Support......................    27
Description of the Trust Agreement......................................    39
Limitations on Issuance of Bearer Certificates..........................    49
Currency Risks..........................................................    50
Plan of Distribution....................................................    52
Legal Opinions..........................................................    53

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-47 of this document.

THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE, IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                           ________________________

For 90 days following the date of this prospectus supplement, all dealers selling the offered Certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                      SUMMARY OF PRINCIPAL ECONOMIC TERMS

         This summary highlights the principal economic terms of the Certificates being issued by the Trust and offered by this prospectus supplement and of the Deposited Assets. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

The Certificates
----------------

The Trust.......................................     Lehman ABS Corporation, as depositor, and U.S. Bank Trust
                                                     National Association, as trustee, will form the
                                                     Corporate-Backed Trust Certificates, Goldman Sachs
                                                     Capital I Securities-Backed Series 2004-6 Trust (the
                                                     "Trust").

Securities Offered..............................     Corporate-Backed Trust Certificates, Goldman Sachs Capital I
                                                     Securities-Backed Series 2004-6 (the "Certificates").

Initial Number of Certificates..................     1,000,000.

Final Scheduled Distribution Date...............     February 15, 2034.

Interest Rate...................................     For the period from the Original Issue Date to but excluding the Distribution Date in May 2004, 3.50% per annum and
                                                     thereafter, at a floating rate, not to exceed 7.50% per annum, equal to the greater of (i) Three-Month USD LIBOR plus 0.75%
                                                     and (ii) 3.50%. Following the occurrence of a Swap Agreement
                                                     Termination Event that is not a Trust Termination Event,
                                                     interest will be payable at a fixed rate equal to 6.345% per annum.

LIBOR Determination Date........................     For each Interest Accrual Period, the second London Banking Day preceding the commencement of such Interest Accrual Period.

Interest Distribution Amount....................     With respect to each Distribution Date, certificateholders will receive an "Interest Distribution Amount" equal to the product of (x) the outstanding principal balance of the Certificates,
                                                     (y) the Interest Rate for the preceding Interest Accrual Period and (z) the actual number of days in such Interest Accrual
                                                     Period divided by 360; provided, however, that during the
                                                     continuance of an Extension Period with respect to the
                                                     Underlying Securities, interest will continue to accrue on the principal balance of the Certificates (and on any interest that is not distributed when due), but such interest will not be distributed to certificateholders until the related Extension
                                                     Period ends.

Principal Distributions.........................     Principal in respect of the Certificates will be paid to
                                                     certificateholders following the Trust's receipt of any
                                                     principal payments in respect of the Underlying
                                                     Securities following:

                                                        o   any redemption or prepayment of the Underlying
                                                            Securities by the Underlying Securities Issuer;

                                                        o   any liquidation of the Underlying Securities following
                                                            an Underlying Securities Payment Default, an Underlying
                                                            Securities Bankruptcy Default, an SEC Reporting Failure,


                                                     S-4

                                                            a Trust Swap Payment Default or a Trust Regulatory Event;
                                                            or

                                                        o   the maturity of the Underlying Securities.

Deposited Assets................................     The Deposited Assets will consist solely of (i) the ownership interest in the Underlying Securities, (ii) the right to
                                                     receive interest and principal payments on the Underlying
                                                     Securities (subject to the Trust's obligations to the Swap
                                                     Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap
                                                     Agreement).  See "The Swap Agreement" and "Description of the
                                                     Underlying Securities."

Original Issue Date.............................     March 19, 2004.

Distribution Dates..............................     Quarterly, on the 15th day of February, May, August and
                                                     November or if any such date is not a Business Day, then the next succeeding Business Day, commencing May 15, 2004.
                                                     Following the occurrence of any Swap Agreement Termination
                                                     Event that is not also a Trust Termination Event, distributions will be made on the Distribution Dates in February and August.

Record Date.....................................     The day immediately preceding each Distribution Date.

Optional Exchange...............................     On any (i) Underlying Securities Payment Date occurring on or after March 19, 2006 or (ii) on any date on which the
                                                     Underlying Securities Issuer or an affiliate thereof
                                                     consummates a tender offer or exchange offer for some or
                                                     all of the Underlying Securities, all or a portion of the
                                                     Certificates may be exchanged for a distribution of
                                                     Underlying Securities having an aggregate principal
                                                     amount in the same proportion to all Underlying
                                                     Securities then owned by the Trust that the principal
                                                     balance of such exchanged Certificates have to all the
                                                     then outstanding Certificates; provided, however, that
                                                     (x) the Certificates tendered for exchange must be in an
                                                     integral multiple of the minimum denomination of the
                                                     Underlying Securities and (y) no less than 10% of the
                                                     outstanding aggregate principal balance of Certificates
                                                     issued on the Original Issue Date must be exchanged on
                                                     any day on which an Optional Exchange occurs (the
                                                     "Optional Exchange"). See "Description of the
                                                     Certificates--Optional Exchange" in the prospectus.

                                                     If the Trust is obligated to make an Early Termination
                                                     Payment pursuant to the Swap Agreement in connection with
                                                     a Swap Agreement Termination Event or Partial Swap
                                                     Termination Event arising as a result of an Optional
                                                     Exchange, the payment of such Early Termination Payment
                                                     will be satisfied by the distribution to the Swap
                                                     Counterparty of a portion of the Underlying Securities
                                                     that were to be exchanged for Certificates under the
                                                     Optional Exchange, having a value (as determined by the
                                                     Marketing Agent) equal to such Early Termination Payment.
                                                     Unless the proceeds received from the liquidation of the
                                                     Underlying Securities are sufficient to pay any Early
                                                     Termination Payment plus the principal balance and
                                                     accrued interest then due on the Certificates, the
                                                     certificateholders will suffer a loss as a result of such
                                                     liquidation.


                                                     S-5

                                                     If Lehman Brothers Inc. or any affiliate thereof is a
                                                     beneficial owner of Certificates, it will be permitted,
                                                     in certain circumstances, to tender such Certificates
                                                     (and to pay any Early Termination Payment payable by the
                                                     Trust) to the Trustee in exchange for Underlying
                                                     Securities in an aggregate principal amount equal to the
                                                     aggregate principal balance of the Certificates tendered
                                                     (and any Early Termination Payment payable by the Swap
                                                     Counterparty in connection therewith).

Denominations; Specified Currency...............     The Certificates will be denominated and payable in U.S.
                                                     dollars and will each have an initial principal balance of $25.

Interest Accrual Periods........................     With respect to the first Distribution Date, the period from and including the Original Issue Date to, but excluding, the first Distribution Date and thereafter, with respect to each
                                                     Distribution Date, the period from and including the preceding
                                                     Distribution Date to but excluding such current Distribution
                                                     Date.

Form of Security................................     Book-entry certificates with The Depository Trust Company
                                                     ("DTC").  See "Description of the Certificates--General."
                                                     Distributions will be settled in immediately available
                                                     (same-day) funds.

Marketing Agent.................................     Lehman Brothers Inc.

Trustee.........................................     U.S. Bank Trust National Association.

Ratings.........................................     It is anticipated that the Certificates will be assigned a rating of "A2" by Moody's Investors Service, Inc.
                                                     ("Moody's") and a rating of "A-" by Standard & Poor's
                                                     Ratings Services, a division of The McGraw-Hill
                                                     Companies, Inc. ("S&P," and, together with Moody's, the
                                                     "Rating Agencies"). As of the date of this Prospectus
                                                     Supplement, the Underlying Securities are rated "A1" by
                                                     Moody's and "A-" by S&P. See "Ratings."

The Swap Agreement
------------------

Swap Agreement..................................     On the Original Issue Date, the Trust will enter into an ISDA
                                                     Master Agreement (including the Schedule thereto, the "Master
                                                     Agreement") and a confirmation thereunder (together with the
                                                     Master Agreement, the "Swap Agreement"), pursuant to which the
                                                     Trust will exchange interest payments due on the Underlying
                                                     Securities for payments of the Interest Distribution Amount and, if applicable, Deferred Interest.  Such payments from the
                                                     Swap Counterparty will be passed through to the holders of the
                                                     Certificates.

Swap Counterparty...............................     Lehman Brothers Special Financing Inc. will serve as swap
                                                     counterparty ("LBSF" or, in such capacity, the "Swap
                                                     Counterparty").

                                                     All amounts payable by LBSF under the Swap Agreement will
                                                     be irrevocably and unconditionally guaranteed by Lehman
                                                     Brothers Holdings Inc. ("LBHI") pursuant to a Swap
                                                     Guarantee (the "Swap Guarantee"). LBHI currently has a
                                                     long-term credit rating of "A1" from Moody's and "A" from
                                                     S&P.


                                                     S-6

Swap Payments by the Trust......................     Provided no Swap Agreement Termination Event shall have
                                                     occurred, all interest payments received by the Trustee on the
                                                     Underlying Securities will be paid by the Trustee to the Swap
                                                     Counterparty on each Underlying Securities Payment Date;
                                                     provided, however, that any accrued interest on the Underlying
                                                     Securities from February 20, 2004 to the Original Issue Date will be payable to the Depositor.

Swap Payments by the Swap Counterparty..........     Provided no Swap Agreement Termination Event shall have
                                                     occurred, on each Distribution Date and on the Final Scheduled
                                                     Distribution Date, an amount equal to the Interest Distribution
                                                     Amount and upon the termination of any Extension Period an amount equal to the Deferred Interest will be paid by the Swap
                                                     Counterparty to the Trust; provided, however, that the Swap
                                                     Counterparty will not be obligated to make any payments to the
                                                     Trust during the continuance of an Extension Period with
                                                     respect to the Underlying Securities.

Payment Currency................................     United States Dollars.

Calculation Agent...............................     Lehman Brothers Special Financing Inc.

Early Termination of the Swap Agreement.........     The Swap Agreement will terminate following the occurrence of various Swap Agreement Termination Events, which are more
                                                     particularly described herein under "The Swap
                                                     Agreement--Events of Default and Termination Events."

                                                     Following a Swap Agreement Termination Event that is not
                                                     a Trust Termination Event, there will be no Early
                                                     Termination Payment payable by either party to the Swap
                                                     Agreement. The obligations of the Swap Counterparty and
                                                     Trust under the Swap Agreement will terminate upon the
                                                     occurrence of such Swap Agreement Termination Event and
                                                     distributions will be made to certificateholders on a
                                                     semi-annual basis on the Distribution Dates in February
                                                     and August of each year. On each Distribution Date
                                                     following such Swap Agreement Termination Event, the
                                                     holders of the Certificates will receive a pro rata share
                                                     of any interest payments received by the Trust in respect
                                                     of the Underlying Securities, which will cause the yield
                                                     on the Certificates to be based on the 6.345% fixed
                                                     annual rate payable on the Underlying Securities, instead
                                                     of the variable Interest Distribution Amount payable
                                                     under the Swap Agreement. Following a Swap Agreement
                                                     Termination Event that is also a Trust Termination Event,
                                                     an Early Termination Payment will be payable under the
                                                     Swap Agreement. In addition, following a Partial Swap
                                                     Termination Event an Early Termination Payment will be
                                                     payable under the Swap Agreement based on the percentage
                                                     of the Swap Notional Amount being terminated.

                                                     In the event the Underlying Securities are liquidated as
                                                     a result of an Underlying Securities Payment Default, an
                                                     Underlying Securities Bankruptcy Default, an SEC
                                                     Reporting Failure, a Trust Swap Payment Default or a
                                                     Trust Regulatory Event, any Early Termination Payment
                                                     payable by the Trust to the Swap Counterparty will be
                                                     deducted from the liquidation proceeds payable to
                                                     certificateholders. If any Early Termination Payment is
                                                     payable by the Swap Counterparty to the Trust, the amount
                                                     of

                                                     S-7

                                                     such payment will be added to the proceeds payable to the
                                                     certificateholders.

                                                     In the event the Underlying Securities are redeemed or
                                                     prepaid, in whole or in part, prior to their maturity,
                                                     any Early Termination Payment payable by the Trust to the
                                                     Swap Counterparty will be paid only after the
                                                     certificateholders have received an amount equal to the
                                                     principal balance of the Certificates being redeemed,
                                                     plus accrued and unpaid interest thereon.

                                                     See "The Swap Agreement--Events of Default and
                                                     Termination Events" and "Description of the
                                                     Certificates--Collection and Distributions".

The Underlying Securities
-------------------------

Underlying Securities...........................     $25,000,000 aggregate principal amount of 6.345% Capital
                                                     Securities, due February 15, 2034 issued by the Underlying
                                                     Securities Issuer.

Underlying Securities Issuer....................     Goldman Sachs Capital I.

Junior Subordinated Debenture Issuer............     The Goldman Sachs Group ("GS Group")

Junior Subordinated Debentures..................     6.345% Junior Subordinated Debentures (the "Junior Subordinated
                                                     Debentures issued by GS Group will be the sole assets of the
                                                     Underlying Securities Issuer).  See "Description of the
                                                     Underlying Securities--Junior Subordinated Debentures."

Underlying Securities Trustees..................     The Bank of New York, as property trustee (the "Underlying
                                                     Securities Property Trustee"), and The Bank of New York, as
                                                     Delaware trustee (the "Underlying Securities Delaware
                                                     Trustee"), and three individual administrative trustees who are employees or officers of GS Group or its affiliates (the
                                                     "Underlying Securities Administrative Trustees").  The
                                                     Underlying Securities Property Trustee, the Underlying
                                                     Securities Delaware Trustee and the Underlying Securities
                                                     Administrative Trustees are also referred to as the "Underlying
                                                     Securities Trustees".  The Bank of New York will also act as a trustee under the Underlying Securities Guarantee and the
                                                     Indenture.

Underlying Securities Original Issue Date.......     February 20, 2002.

Underlying Securities Final
Payment Date....................................     February 15, 2034.

Denominations...................................     The Underlying Securities are available in minimum
                                                     denominations of $1,000 and integral multiples of
                                                     $1,000.

Underlying Securities Payment Dates.............     February 15th and August 15th.

Underlying Securities Rate......................     6.345% per annum.


                                                     S-8

Underlying Securities Interest Accrual
Periods.........................................     Semi-annual periods.

Underlying Securities Extension Period..........     GS Group has the right to defer payment of interest on the
                                                     Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods
                                                     (an "Extension Period" with respect to each deferral period), provided that no such extension period may extend beyond the stated maturity of the Junior Subordinated Debentures.  During any such Extension Period, distributions on the Underlying
                                                     Securities and, consequently, the Certificates, will also be deferred.

Underlying Securities Guarantee.................     Payment of distributions out of moneys held by the Underlying
                                                     Securities Issuer and payments on liquidation of the Underlying
                                                     Securities Issuer or the redemption of the Underlying
                                                     Securities are guaranteed by GS Group to the extent the
                                                     Underlying Securities Issuer has funds available therefore.
                                                     See "Description of the Underlying Securities--Underlying
                                                     Securities Guarantee."

Redemption......................................     The Junior Subordinated Debentures will be redeemable at any time in whole, or from time to time in part, at a redemption price that will be determined using the procedures described herein.  The Underlying Securities will be redeemed if the
                                                     Junior Subordinated Debentures are redeemed.  See "Description of the Underlying Securities--Redemption."

Form of Security................................     Book-entry debt securities with DTC.

Ratings.........................................     As of the date of this prospectus supplement, the Underlying
                                                     Securities are rated "A1" by Moody's and "A-" by S&P.  A rating of the Underlying Securities is not a recommendation to
                                                     purchase, hold or sell such Underlying Securities, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or
                                                     withdrawn entirely by a rating agency if in its judgment
                                                     circumstances in the future so warrant.

         This prospectus supplement does not provide information with respect to the Underlying Securities Issuer or GS Group. No investigation of the Underlying Securities Issuer or GS Group (including, without limitation, any investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer and GS Group as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer or GS Group. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer or GS Group filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.



                       SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor.......................................    Lehman ABS Corporation ("Lehman ABS"), an indirect wholly-
                                                    owned subsidiary of Lehman Brothers Inc. See "Lehman ABS"
                                                    in the prospectus.

Certificates....................................    The Certificates are being offered hereby and will be
                                                    issued pursuant to the Trust Agreement.

Deposited Assets................................    The Deposited Assets will consist of the Underlying Securities and the Swap Agreement.

The Underlying Securities.......................    Interest on the Underlying Securities accrues at the Underlying
                                                    Securities Rate for each Underlying Securities Interest Accrual
                                                    Period and is payable on each Underlying Securities Payment
                                                    Date.  The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Final Payment
                                                    Date.  The Underlying Securities have a remaining term to
                                                    maturity of approximately 30 years.

The Swap Agreement..............................    On the Original Issue Date, the Trust will enter into the Swap
                                                    Agreement with the Swap Counterparty pursuant to which the Trust will exchange interest payments due on the Underlying Securities for payments of the Interest Distribution Amount and, if
                                                    applicable, Deferred Interest from the Swap Counterparty that will be passed through to the holders of the Certificates.

Interest Distributions..........................    Except as provided below, holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of
                                                    Available Interest Funds, after reimbursement of the Trustee for any extraordinary expenses incurred pursuant to the instructions of all the certificateholders, distributions of the Interest
                                                    Distribution Amount.

Principal Distribution..........................    On the Final Scheduled Distribution Date, the Trustee will distribute pro rata to certificateholders an amount equal
                                                    to the then outstanding principal balance of the
                                                    Certificates plus any accrued and unpaid interest due
                                                    thereon; provided, however, that the Certificates are
                                                    subject to redemption prior to the Final Scheduled
                                                    Distribution Date, as a result of (i) any redemption or
                                                    other prepayment of the Underlying Securities by the
                                                    Underlying Securities Issuer or (ii) any liquidation of
                                                    the Underlying Securities as a result of an Underlying
                                                    Securities Payment Default, an Underlying Securities
                                                    Bankruptcy Default, an SEC Reporting Failure, a Trust Swap
                                                    Payment Default or a Trust Regulatory Event. See
                                                    "Description of the Certificates--Collections and
                                                    Distributions--Principal Distribution", "--SEC Reporting
                                                    Failure," and "The Swap Agreement--Events of Default and
                                                    Termination Events."


                                                     S-10

Material Federal Income Tax
Consequences....................................    In the opinion of tax counsel to the Trust, the Trust will not be classified as an association (or publicly traded partnership)
                                                    taxable as a corporation for federal income tax purposes.  The parties will take the position that the Trust will constitute a grantor trust for federal income tax purposes and, consequently, each holder of a Certificate will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the Underlying Securities and Swap Agreement.  See "Material
                                                    Federal Income Tax Consequences."

Ratings.........................................    It is a condition to the issuance of the Certificates that the
                                                    Certificates be rated "A2" by Moody's and "A-" by S&P.  It is expected that the ratings of the Certificates may change if the ratings of the Underlying Securities or the Swap Guarantor change. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying
                                                    Securities, or the corresponding effect on yield to investors.
                                                    See "Ratings."

ERISA Considerations............................    An employee benefit plan subject to the Employee Retirement
                                                    Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a
                                                    "Keogh") (each, a "Plan") should consult  its advisors
                                                    concerning the ability of such Plan to purchase Certificates under ERISA or the Code.  See "ERISA Considerations."

Listing.........................................    The Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.
                                                    However, it is unlikely that trading of the Certificates on the
                                                    New York Stock Exchange will be active.  See "Listing."


                            FORMATION OF THE TRUST

         The Trust will be formed pursuant to the trust agreement (including the Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Supplement (the "Supplement")) between Lehman ABS Corporation ("Lehman ABS") and the Trustee (the "Trust Agreement"). At the time of the execution and delivery of the Supplement, Lehman ABS will deposit the Underlying Securities in an aggregate principal amount of $25,000,000 (the "Underlying Securities") in the Trust and the Trust will enter into the Swap Agreement with the Swap Counterparty. The Trustee, on behalf of the Trust, will accept the Underlying Securities and will deliver the Certificates in accordance with the instructions of Lehman ABS.

         The Underlying Securities have been or will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman
ABS). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities Issuer is not participating in this offering and such entity will not receive any of the proceeds of the sale of the Underlying Securities to Lehman ABS or the issuance of the Certificates. Neither Lehman ABS nor any of its affiliates participated in the initial public offering of the Underlying Securities.


                                 RISK FACTORS
No due diligence investigation of the           In connection with the present offering, none of the
Underlying Securities or the Underlying         Depositor, the Underwriter, the Swap Counterparty or the
Securities Issuer has been made by the          Trustee (a) has made, or will make, any due diligence
Depositor, the Underwriter, the Swap            investigation of the business, operations or condition,
Counterparty or the Trustee.                    financial or otherwise, or creditworthiness of the
                                                Underlying Securities Issuer or (b) has verified, or will
                                                verify, any reports or information filed by the
                                                Underlying Securities Issuer with the United States
                                                Securities and Exchange Commission (the "SEC") or any
                                                other comparable U.S. or international governmental
                                                agency otherwise made available to the public. It is
                                                strongly recommended that prospective investors in the
                                                Certificates consider and evaluate publicly available
                                                financial and other information regarding the Underlying
                                                Securities Issuer. The issuance of the Certificates
                                                should not be construed as an endorsement by the
                                                Depositor, the Underwriter, the Swap Counterparty or the
                                                Trustee of the financial condition or business prospects
                                                of the Underlying Securities Issuer. See "Description of
                                                the Underlying Securities."

Investors may suffer losses as a result of      The Underlying Securities may be liquidated in accordance
any liquidation of the Underlying Securities.   with the Sale Procedures following the occurrence of an
                                                Underlying Securities Payment Default, an Underlying
                                                Securities Bankruptcy Default, an SEC Reporting Failure,
                                                a Trust Swap Payment Default or a Trust Regulatory Event,
                                                and the proceeds of any such sale will be distributed to
                                                the certificateholders, net of any termination payments
                                                to or from the Swap Counterparty, if applicable, in full
                                                satisfaction of principal and interest owing on the
                                                Certificates. AS A RESULT OF ANY LIQUIDATION OF THE
                                                UNDERLYING SECURITIES, CERTIFICATEHOLDERS MAY RECEIVE AN
                                                AMOUNT LESS THAN THE OUTSTANDING PRINCIPAL BALANCE OF
                                                THEIR CERTIFICATES. Prospective investors should make
                                                their own assessment regarding the likelihood of the
                                                occurrence of an early Termination of the Swap Agreement,
                                                including the likelihood of the occurrence




                                                  S-12

                                                of an Underlying Securities Payment Default, an
                                                Underlying Securities Bankruptcy Default, an SEC
                                                Reporting Failure, a Trust Swap Payment Default or a
                                                Trust Regulatory Event. See "Description of the
                                                Certificates--Default on Underlying Securities" and
                                                "--SEC Reporting Failure."

Interest distributions on the Underlying        GS Group has the right under the Indenture to defer
Securities may be deferred.                     payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not
                                                exceeding 10 consecutive semi-annual periods with respect
                                                to each Extension Period, provided that no Extension
                                                Period may extend beyond the stated maturity date of the
                                                Junior Subordinated Debentures. As a consequence of any
                                                such deferral, semi-annual distributions on the
                                                Underlying Securities by the Underlying Securities Issuer
                                                will be deferred from the relevant payment date for such
                                                distributions until the end of any such Extension Period
                                                and the Swap Counterparty will not be obligated to make
                                                any payments to the Trust pursuant to the Swap Agreement.
                                                Accordingly, upon any such deferral, payments on the
                                                Certificates will also be deferred. At the end of any
                                                Extension Period, all the Deferred Interest with respect
                                                to such Extension Period will be payable by the Swap
                                                Counterparty to the Trust and distributed to
                                                certificateholders.

Investors may suffer losses as a result of any  Upon the occurrence of any liquidation of the Underlying
Swap Early Termination Payment.                 Securities as a result of an Underlying Securities Payment
                                                Default, an Underlying Securities Bankruptcy Default, an
                                                SEC Reporting Failure, a Trust Swap Payment Default or a
                                                Trust Regulatory Event, the certificateholders will not
                                                receive any distributions payable to them until after the
                                                payment of the Early Termination Payment (if any is then
                                                payable) to the Swap Counterparty. Unless the proceeds
                                                received from the liquidation of the Underlying
                                                Securities are sufficient to pay any Early Termination
                                                Payment plus the principal balance and accrued interest
                                                then due on the Certificates, the certificateholders will
                                                suffer a loss as a result of such liquidation. This loss
                                                could be quite substantial in relation to the total value
                                                of your Certificates. See "Description of the
                                                Certificates--Collections and Distributions."

If the Swap Agreement is terminated as a        The ability of the Trust to make quarterly floating rate
result of a Swap Agreement Termination Event    interest distributions on the Certificates will be
which is not a Trust Termination Event, then    dependent on the performance by the Swap Counterparty of
the yield on the Certificates will be           its payment obligations under the Swap Agreement. If the
converted from a floating rate to a fixed       Swap Agreement were to be terminated as a result of a Swap
rate and distributions to certificateholders    Agreement Termination Event that is not also a Trust
will be made semi-annually instead of           Termination Event, then (i) the Trust will remain in
quarterly.                                      existence without any rights or obligations under the
                                                Swap Agreement and (ii) the certificateholders will
                                                receive a pro rata share of the fixed rate interest
                                                payments received by the Trust in respect of the
                                                Underlying Securities on a semi-annual basis, instead of
                                                a pro rata share of the floating rate payments under the
                                                Swap Agreement received by the Trust on a quarterly
                                                basis.


                                                  S-13

The business activities of the Swap             Lehman Brothers Inc. and certain of its affiliates are
Counterparty and its affiliates may create      acting in a number of capacities in connection with the
conflicts of interest between you and the       transaction described herein.  Lehman Brothers Inc. and
Swap Counterparty and its affiliates.           each of its affiliates acting in such capacities in
                                                connection with such transactions will have only the
                                                duties and responsibilities expressly agreed to by such
                                                entity in the relevant capacity and will not, by virtue
                                                of its or any of its affiliates' acting in any other
                                                capacity, be deemed to have other duties or
                                                responsibilities or be deemed to be held to a standard of
                                                care other than as expressly provided with respect to
                                                each such capacity.

The Underlying Securities Issuer and the Swap   The Certificates do not represent an interest in, or
Counterparty are the only payment sources.      obligation of, the Depositor or the Trustee.  The payments made by the Underlying Securities Issuer on of the
                                                Underlying Securities, and the payments made by the Swap
                                                Counterparty under the Swap Agreement are the only
                                                sources of payment for your Certificates. The payments
                                                made by GS Group on the Junior Subordinated Debentures
                                                and under the Underlying Securities Guarantee are the
                                                only sources of payment for the Underlying Securities.
                                                The obligations of GS Group under the Underlying
                                                Securities Guarantee and the Junior Subordinated
                                                Debentures, will be unsecured and rank subordinate and
                                                junior in right of payment to all indebtedness of GS
                                                Group. In addition, in the case of a bankruptcy or
                                                insolvency proceeding, GS Group's obligations under the
                                                Underlying Securities Guarantee will also rank
                                                subordinate and junior in right of payment to all
                                                liabilities of GS Group. The Underlying Securities Issuer
                                                is subject to laws permitting bankruptcy, moratorium,
                                                reorganization or other actions; financial difficulties
                                                experienced by the Underlying Securities Issuer could
                                                result in delays in payment, partial payment or
                                                nonpayment of the Underlying Securities and, in turn, the
                                                obligations of the Trust under the Swap Agreement and
                                                your Certificates. In the event of nonpayment on the
                                                Underlying Securities, you will bear the risk of such
                                                nonpayment. See "Description of the Certificates."

There are possible tax and market price         Should GS Group exercise its right to defer payments of
consequences of a deferral of distributions.    interest on the Junior Subordinated Debentures, each holder of the Underlying Securities, and thus each holder of the
                                                Certificates, will be required to accrue income (as
                                                original issue discount) in respect of the deferred
                                                interest allocable to its Underlying Securities or
                                                Certificates, as the case may be, for United States
                                                federal income tax purposes, which will be allocated but
                                                not distributed to it. As a result, each such holder of a
                                                Certificate will recognize income for United States
                                                federal income tax purposes in advance of the receipt of
                                                cash and will not receive the cash related to such income
                                                from the Underlying Securities Issuer if the holder
                                                disposes of its Certificates prior to the record date for
                                                the payment of distributions thereafter. See "Material
                                                Federal Income Tax Consequences."

                                                  S-14

                                                Should GS Group elect to exercise its right to defer
                                                payments of interest on the Junior Subordinated
                                                Debentures in the future, the market price of the
                                                Underlying Securities, and consequently the Certificates,
                                                is likely to be adversely affected. A holder that
                                                disposes of its Certificates during an Extension Period,
                                                therefore, might not receive the same return on its
                                                investment as a holder that continues to hold its
                                                Certificates. In addition, merely as a result of the
                                                existence of GS Group's right to defer payments of
                                                interest on the Junior Subordinated Debentures, the
                                                market price of the Underlying Securities, and
                                                consequently the Certificates, may be more volatile than
                                                the market prices of other securities that are not
                                                subject to such deferrals.

The obligations of GS Group with respect to     The obligations of GS Group under the Underlying Securities
the Junior Subordinated Debentures and the      Guarantee issued for the benefit of the holders of the
guarantee of payments due on the Underlying     Underlying Securities, as well as under the Junior
Securities are subordinate and junior in        Subordinated Debentures, will be unsecured and rank
right of payment to all indebtedness of GS      subordinate and junior in right of payment to all
Group to other obligations of GS Group.         indebtedness of GS Group. In addition, in the case of a
                                                bankruptcy or insolvency proceeding, GS Group's
                                                obligations under the Underlying Securities Guarantee
                                                will also rank subordinate and junior in right of payment
                                                to all liabilities of GS Group.

                                                Because GS Group is a holding company, the Junior
                                                Subordinated Debentures will effectively rank junior to
                                                all existing and future debt and other liabilities of its
                                                subsidiaries.

                                                None of the Indenture, the Underlying Securities
                                                Guarantee or the Underlying Securities Trust Agreement
                                                places any limitation on the amount of secured or
                                                unsecured debt, including indebtedness, that may be
                                                incurred by GS Group.

                                                The Underlying Securities Guarantee provides a guarantee
                                                of amounts due on the Underlying Securities, but only to
                                                the extent payments have been made on the Junior
                                                Subordinated Debentures. If GS Group does not make
                                                payments on the Junior Subordinated Debentures, it will
                                                not be liable on the Underlying Securities Guarantee, and
                                                the Underlying Securities Property Trustee will not make
                                                distributions on the Underlying Securities. See
                                                "Description of the Underlying Securities--Underlying
                                                Securities Guarantee."



                                                  S-15

The Junior Subordinated Debentures may be       GS Group will have the right to redeem the Junior
redeemed by GS Group.                           Subordinated Debentures in whole or in part at any time
                                                and from time to time. If Junior Subordinated Debentures
                                                are redeemed, the Underlying Securities and Certificates
                                                will be correspondingly redeemed. In addition, if a Tax
                                                Event or an Investment Company Event occurs and is
                                                continuing, then within 90 days following the occurrence
                                                of such event, GS Group will have the right to prepay the
                                                Junior Subordinated Debentures in whole but not in part
                                                and therefore cause a mandatory redemption of the
                                                Underlying Securities at the applicable redemption price.
                                                If there is a redemption of the Underlying Securities,
                                                there will consequently be a redemption of the
                                                Certificates. See "Description of the
                                                Certificates--Redemption of the Underlying Securities"
                                                and "Description of the Underlying
                                                Securities--Redemption."

The Swap Agreement will alter the amounts and   It is not intended that the Swap Agreement will provide
timing of some of the distributions on the      coverage against losses as a result of failure to receive
Underlying Securities, such that distributions  payments on the Underlying Securities, and no assurance can
on the Certificates will be different from      be given that the Trustee will receive either the payments
what you would be entitled to had you held      due to be received on the Underlying Securities or any
the Underlying Securities directly.             payment due to be received under the Swap Agreement, in
                                                each case when due, upon a payment default by the Swap
                                                Counterparty under the Swap Agreement or by the
                                                Underlying Securities Issuer.

                                                Upon Swap Agreement Termination Events, as described more
                                                fully in "The Swap Agreement--Events of Default and
                                                Termination Events," an Early Termination Payment
                                                determined in accordance with the Swap Agreement may be
                                                payable by the Trust to the Swap Counterparty or by the
                                                Swap Counterparty to the Trust. Any Early Termination
                                                Payments payable by the Trust will be limited to the
                                                assets of the Trust. Certificateholders will not be
                                                liable to the Swap Counterparty for Early Termination
                                                Payments to the extent, if any, that the amount of any
                                                such payments exceed the assets of the Trust. In
                                                addition, if the Swap Agreement is terminated early in
                                                connection with a Trust Termination Event, the
                                                Certificates will be redeemed, which could affect your
                                                yield. See "The Swap Agreement--Events of Default and
                                                Termination Events."

Certificateholders are not likely to receive    The market value of the Underlying Securities may increase
any market value appreciation.                  to a value in excess of their face amounts.  However,
                                                because payments on the Certificates are based on
                                                payments received by the Trust from the Swap
                                                Counterparty, an increase in the market value of the
                                                Underlying Securities may not translate into appreciation
                                                in the market value of the Certificates.

A change or withdrawal by any Rating Agency     At the time of issuance, the Certificates are expected to
of its initial rating may reduce the            have ratings assigned by Moody's and S&P, which, as of the
market value of the Certificates.               date of this prospectus supplement are "A2" by Moody's and
                                                "A-" by S&P. It is expected that the ratings of the
                                                Certificates may change if the ratings of the Underlying
                                                Securities or the Swap Guarantor change.


                                                  S-16

                                                As of the date of this Prospectus Supplement, the
                                                Underlying Securities are rated "A1" by Moody's and "A-"
                                                by S&P.

                                                Any rating issued with respect to the Certificates is not
                                                a recommendation to purchase, sell or hold a security
                                                inasmuch as such ratings do not comment on the market
                                                price of the Certificates or their suitability for a
                                                particular investor. There can be no assurance that the
                                                ratings will remain for any given period of time or that
                                                the ratings will not be revised or withdrawn entirely by
                                                any rating agency if, in its judgment, circumstances
                                                (including, without limitation, the rating of the
                                                Underlying Securities) so warrant. A revision or
                                                withdrawal of such rating may have an adverse effect on
                                                the market price of the Certificates.

         See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.


                   DESCRIPTION OF THE UNDERLYING SECURITIES

General

         This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities, the Underlying Securities Issuer or GS Group. This prospectus supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer on February 20, 2004 as part of an underwritten public offering of $2,750,000,000 of such securities pursuant to registration statement no. 333-112367, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer or GS Group in connection with the issuance of the Certificates. GS Group is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). NONE OF LEHMAN ABS, THE UNDERWRITER OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriter or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities, GS Group or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. The Underlying Securities Issuer, in turn, will have no significant assets from which to make distributions of amounts due in respect of the Underlying Securities other than the Junior Subordinated Debentures issued by GS Group. Consequently, the ability of certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities and on the Underlying Securities Issuer's receipt of payments on the Junior Subordinated Debentures. Prospective purchasers of the Certificates should consider carefully the financial condition of GS Group and the Underlying Securities Issuer and their respective abilities to make payments in respect of such Underlying Securities and Junior Subordinated Debentures. This prospectus supplement relates only to the Certificates and does not relate to GS Group, the Underlying Securities or the Underlying Securities Issuer. All information contained in this prospectus supplement regarding GS Group, the Underlying Securities Issuer and the Underlying Securities is derived solely from publicly available documents.

The Underlying Securities

         The Underlying Securities will consist of $25,000,000 aggregate principal amount of 6.345% Capital Securities which were originally issued by the Underlying Securities Issuer on February 20, 2004. The interest rate on the Underlying Securities is 6.345% per annum; interest is payable semi-annually. The Underlying Securities are scheduled to mature on February 15, 2034.

         The Underlying Securities will be issued pursuant to an amended and restated Underlying Securities trust agreement (the "Underlying Securities Trust Agreement"), between GS Group, as depositor, and the Underlying Securities Delaware Trustee, as trustee. The following summary of the material terms and provisions of the Underlying Securities is not intended to be complete. Investors should refer to the Underlying Securities Trust Agreement and the Indenture themselves for all the terms governing the Underlying Securities and the Junior Subordinated Debentures.

         The Underlying Securities Trust Agreement authorizes the Underlying Securities Administrative Trustees to issue the Underlying Securities and the Underlying Security Issuer's common securities. The Underlying Securities Issuer's only assets will be the Junior Subordinated Debentures, which will be issued under the Indenture. The Underlying Securities represent undivided preferred beneficial interests in the Underlying Securities Issuer's assets. All of the Underlying Security Issuer's common securities will be owned, directly or indirectly, by GS Group. The Underlying Security Issuer's common securities rank equally, and payments will be made on the Underlying Security Issuer's common securities on a pro rata basis, with the Underlying
Securities. If an event of default under the Underlying Securities Trust Agreement has occurred and is continuing as a result of any failure by GS
Group to pay any amounts in respect of the Junior Subordinated Debentures when due, however, the rights of the holders of the Underlying Security Issuer's common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Underlying Securities. The Underlying Securities Trust Agreement does not permit the Underlying Securities Issuer to issue any securities other than the Underlying Securities and Underlying Security Issuer's common securities or to incur any debt.

         Distributions on the Underlying Securities will be cumulative and will accrue from February 20, 2004 at the annual rate of 6.345% of the liquidation amount of each Underlying Security. If distributions on the Underlying Securities are deferred or otherwise not paid, they will accumulate until paid out. Distributions on the Underlying Securities will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2004, to holders of the Underlying Securities. Distributions on the Underlying Securities that are not paid when due for more than one semi-annual payment period will themselves accumulate interest (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually.

Events of Default

         An "Underlying Securities Event of Default" means an event of default under the Underlying Securities Trust Agreement with respect to the Underlying Securities. An Underlying Securities Event of Default is any of the following:

         o any Debenture Event of Default with respect to the Junior Subordinated Debentures has occurred and is continuing;

         o default for 30 days by the Underlying Securities Issuer in the payment of any distribution on any Underlying Security or trust common security of the Underlying Securities Issuer;

         o default by the Underlying Securities Issuer in the payment of the redemption price of any Underlying Security or trust common security of the Underlying Securities Issuer;

         o failure by the Underlying Securities Trustees to perform any other covenant or warranty in the Underlying Securities Trust Agreement for 60 days after the holders of at least 25% in aggregate liquidation amount (as described under "--Redemption" below) of the outstanding Underlying Securities give written notice of the default to GS Group and the Underlying Securities Trustees; or

         o bankruptcy, insolvency or reorganization of the Underlying Securities Property Trustee and the failure by GS Group to appoint a successor Underlying Securities Property Trustee within 90 days.

         A reference to "Debenture Event of Default" means an event of default under the Indenture with respect to the Junior Subordinated Debentures. A Debenture Event of Default is any of the following:

         o GS Group does not pay the principal or any premium on any Junior Subordinated Debenture on the due date;

         o GS Group does not pay interest on any Junior Subordinated Debenture within 30 days after the due date;

         o GS Group remains in breach of any covenant contained in the Indenture for the benefit of the Junior Subordinated Debentures for 60 days after it receives a notice of default from the Debenture Trustee or the holders of at least 10% in principal amount of the outstanding Junior Subordinated Debentures stating that it is in breach and requiring it to remedy the breach; or

         o GS Group files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GS Group occur.

         The Underlying Securities Issuer will not be obligated to pay any amount on the Underlying Securities unless it has received payment of the corresponding amount on the Junior Subordinated Debentures. Consequently, any failure of the Underlying Securities Issuer to make payment on the Underlying Securities on a payment date will not result in a Underlying Securities Event of Default unless (1) the Underlying Securities Issuer has received the corresponding payment from GS Group (and, in the case of an overdue distribution, a 30-day grace period has ended) or (2) GS Group has failed to make the corresponding payment when due under the Indenture (and, in the case of any overdue interest, a 30-day grace period has ended), so that a Debenture Event of Default occurs.

         If an Underlying Securities Event of Default has occurred and is continuing, the Underlying Securities Property Trustee will be obligated to enforce the Underlying Securities Trust Agreement for the benefit of the holders of the Underlying Securities and the holders of the Underlying Security Issuer's common securities, subject to the terms and conditions of that agreement. In the case of any Underlying Securities Event of Default resulting from a Debenture Event of Default, however, the Underlying Securities Property Trustee will be obligated to act solely on behalf of the holders of Underlying Securities and not on behalf of the holders of Underlying Security Issuer's common securities, and only the holders of the Underlying Securities will have the right to direct the Underlying Securities Property Trustee to act on their behalf, in each case until that Underlying Securities Event of Default has been cured, waived or otherwise eliminated. The Underlying Securities Property Trustee is under no obligation to exercise any of the powers vested in it by the Underlying Securities Trust Agreement at the request of any holder of Underlying Securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result.

         If a Debenture Event of Default has occurred and is continuing, and if that Debenture Event of Default is attributable to the failure to pay the principal of or any premium or interest on the Junior Subordinated Debentures on the applicable due date (and after a 30-day grace period in the case of overdue interest), then a holder of Underlying Securities may institute a legal proceeding against GS Group directly to enforce the payment to the extent of the holder's Underlying Securities. This means that the holder may directly sue for enforcement of payment to such holder of the principal of or premium or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the holder's Underlying Securities on or after the applicable due date specified in the Junior Subordinated Debentures (and after a 30-day grace period in the case of overdue interest). The holder need not first (1) direct the Underlying Securities Property Trustee to enforce the terms of the Junior Subordinated Debentures or (2) sue to enforce the Underlying Securities Property Trustee's rights under the Junior Subordinated Debentures.

         In connection with a direct action, GS Group will be subrogated to the rights of the holder of Underlying Securities under the Underlying Securities Trust Agreement to the extent of any payment made by it to that holder in the direct action. This means that GS Group will be entitled to payment of amounts that a holder of Underlying Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from GS Group.

         Upon the occurrence of a Debenture Event of Default (other than certain bankruptcy-related events), the Underlying Securities Property Trustee, on behalf of the Underlying Securities Issuer as the holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. If the Underlying Securities Property Trustee does not exercise this right, then the holders of at least 25% in aggregate liquidation amount of the outstanding Underlying Securities may, by giving notice in writing to GS Group and the Debenture Trustee, on behalf of the holders of all Underlying Securities, exercise this right. The holders of a majority in liquidation amount of all outstanding Underlying Securities may also, on behalf of all such holders, rescind any such declaration by holders of Underlying Securities and may waive certain prior Debenture Events of Default. Except for the right to bring a direct action, to declare amounts immediately due and payable, to rescind such a declaration and to waive certain past Debenture Events of Default as described above, the holders of Underlying Securities will have no right to exercise any remedy or take any other action under the Indenture, and only the Underlying Securities Property Trustee or the Debenture Trustee will be entitled to do so as provided in the Indenture.

Redemption

         The Underlying Securities have no stated maturity but must be redeemed upon the maturity of the Junior Subordinated Debentures or their earlier redemption. The Junior Subordinated Debentures will mature on February 15, 2034. Any redemption of Underlying Securities must occur as described in this section.

         If GS Group repays or redeems the Junior Subordinated Debentures at any time, the Underlying Securities Issuer will be obligated to redeem a Like Amount of Underlying Securities and Underlying Security Issuer's common securities. The redemption of the Underlying Securities will occur on the redemption date, which means the date on which payment of the principal of those Junior Subordinated Debentures becomes due under the Indenture. The redemption price for the Underlying Securities will be the total liquidation amount of the Underlying Securities being redeemed, plus

         o accumulated but unpaid distributions up to and including the redemption date; and

         o the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the Underlying Securities being redeemed, paid by GS Group on the concurrent redemption of the Junior Subordinated Debentures.

         GS Group may redeem the Junior Subordinated Debentures before their stated maturity as follows:

         o in whole at any time or in part from time to time, provided that no partial redemption may occur during an Extension Period; or

         o in whole at any time within 90 days after the occurrence of a Tax Event or Investment Company Event.

         If GS Group elects to redeem the Junior Subordinated Debentures, it will do so at the relevant redemption price. The redemption price for the Junior Subordinated Debentures will equal the greater of:

         o 100% of the principal amount of the Junior Subordinated Debentures being redeemed, and

         o the make-whole amount, if any, as determined by the Quotation Agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the Junior Subordinated Debentures being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate (as described below) plus a spread of 0.50%, in the case of a redemption after the occurrence of a Tax Event or Investment Company Event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the Junior Subordinated Debentures being redeemed.

         Because the spread percentage will be higher for a redemption after a Tax Event or Investment Company Event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) that GS Group will pay to redeem the Underlying Securities will be lower if the redemption is due to an event of this kind than if it is not.

         The "Quotation Agent" will initially be Goldman, Sachs & Co. However, if Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer in New York City, GS Group will replace them with another primary U.S. Government securities dealer.

         If less than all of the Junior Subordinated Debentures are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the Underlying Security Issuer's common securities and 97% to the Underlying Securities, except in the case of an Underlying Securities Event of Default as a result of any failure by GS Group to make any payments on the Junior Subordinated Debentures when due after any applicable grace period (in which case 100% will be allocated to the Underlying Securities).

         The Underlying Securities Issuer cannot redeem less than all of the Underlying Securities unless all accrued and unpaid distributions on the Underlying Securities and Underlying Security Issuer's common securities have been paid on or before the redemption date.

         A "Tax Event" means the receipt by the Underlying Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any Tax Change, there is more than an insubstantial risk that any of the following will occur:

         o the Underlying Securities Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the Junior Subordinated Debentures;

         o interest payable by GS Group on the Junior Subordinated Debentures is not, or within 90 days after the opinion of counsel will not be, deductible by it, in whole or in part, for U.S. federal income tax purposes; or

         o the Underlying Securities Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         As used above, the term "Tax Change" means any of the following:

         o any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the Underlying Securities are issued; or

         o any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving GS Group or the Underlying Securities Issuer or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the Underlying Securities.

         An "Investment Company Event" means the receipt by the Underlying Securities Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving GS Group or the Underlying Securities Issuer or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the Underlying Securities, there is more than an insubstantial risk that the Underlying Securities Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

         For purposes of determining the make-whole amount, the "Treasury Rate" will be:

         o the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity most closely corresponding to the time period from the redemption date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

         o if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as described below), calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price (as described below) for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

         The "Comparable Treasury Issue", with respect to any redemption date, will be the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         The "Comparable Treasury Price", with respect to any redemption date, will be (1) the average of five Reference Treasury Dealer Quotations (as described below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         The "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as described below) and any redemption date, the average, as determined by the Debenture Trustee, of the bid and ask prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         The "Reference Treasury Dealer" will be (1) the Quotation Agent or
(2) any other primary U.S. Government securities dealer selected by the Quotation Agent after consultation with GS Group.

         "Like Amount" means, with respect to a redemption of any trust securities, trust securities having a liquidation amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of the trust securities. "Liquidation amount" means the stated amount per trust security of $1,000.

Redemption Procedures

         Holders of the Underlying Securities will receive at least 30 days', but not more than 60 days', written notice before any redemption of Underlying Securities. If there are accumulated and unpaid distributions on the Underlying Securities that have not been paid on or before the redemption date, the Underlying Securities Issuer cannot redeem less than all of the Underlying Securities.

         If (1) the Underlying Securities Issuer gives irrevocable notice of redemption of the Underlying Securities, and (2) GS Group has paid to the Underlying Securities Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, then on the redemption date, the Underlying Securities Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Underlying Securities being redeemed. The Underlying Securities Issuer will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Underlying Securities. Distributions to be paid on or before the redemption date for any Underlying Securities called for redemption will be payable to the holders of the Underlying Securities on the record dates for the related dates of distribution.

         Once notice of redemption is given and funds are irrevocably deposited, distributions on the Underlying Securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the Underlying Securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

         If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest, additional distributions or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day.

         If payment of the redemption amount for any Underlying Securities called for redemption is improperly withheld or refused and not paid either by the Underlying Securities Issuer or by GS Group under the Underlying Securities Guarantee, distributions on the Underlying Securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the amount to be redeemed and the redemption price.

         If less than all of the Underlying Securities are redeemed, the Underlying Securities will be redeemed pro rata in accordance with DTC's applicable policies.

         In compliance with applicable law, including the U.S. federal securities laws, GS Group or its affiliates may, at any time, repurchase outstanding Underlying Securities by tender, in the open market, by private agreement or otherwise.

Deferral of Distributions

         If GS Group is not in default under the Indenture, it may, on one or more occasions, defer the payment of interest on the Junior Subordinated Debentures for up to 10 consecutive semi-annual periods, in each case, an "Extension Period". Because interest payments on the Junior Subordinated Debentures fund distributions on the Underlying Securities, semi-annual distributions on the Underlying Securities will be deferred during any Extension Period. During an Extension Period, the amount of distributions on the Underlying Securities will accumulate and these deferred distributions will accrue additional distributions (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually from the relevant payment date for the distributions.

         GS Group may not defer interest payments for any period of time:

         o that exceeds 10 consecutive semi-annual periods with respect to each Extension Period; or

         o that extends beyond the maturity date of the Junior Subordinated Debentures on February 15, 2034.

         Prior to the termination of any Extension Period, GS Group may further extend the payment of interest, provided that the Extension Period complies with the conditions above. Upon the termination of an Extension Period and the payment of all amounts then due under the Indenture, GS Group may elect to begin a new Extension Period as long as GS Group complies with the above conditions. There may be more than one Extension Period prior to the maturity of the Junior Subordinated Debentures. A permitted deferral of interest payments during an Extension Period is not an event of default under the Indenture or the Underlying Securities Trust Agreement.

         There is no limitation on the number of times that GS Group may elect to defer interest payments and begin an Extension Period. If GS Group elects to defer interest payments, the holders of the Underlying Securities will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of the actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Distribution of Junior Subordinated Debentures

         GS Group has the right at any time to cause the dissolution of the Underlying Securities Issuer and cause the Junior Subordinated Debentures to be distributed pro rata to the holders of the Underlying Securities and Underlying Security Issuer's common securities. If the Junior Subordinated Debentures are distributed to the holders of the Underlying Securities, GS Group will use its best efforts to cause the Junior Subordinated Debentures to be listed on any exchange on which the Underlying Securities are then listed.

         After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Underlying Securities Issuer:

         o the Underlying Securities will no longer be deemed to be outstanding;

         o DTC or its nominee, as record holder of the Underlying Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and

         o any certificates representing Underlying Securities or Underlying Security Issuer's common securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such Underlying Securities until such certificates are presented to the Underlying Securities Issuer or its agent for transfer or reissuance.

         There can be no assurance as to the market prices for either the Underlying Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Underlying Securities if the Underlying Securities Issuer were to dissolve or liquidate. This means that the Underlying Securities that an investor may purchase, whether in connection with this offering or in the secondary market, or the Junior Subordinated Debentures that an investor may receive if the Underlying Securities Issuer were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the Underlying Securities in this offering or in the secondary market.

Liquidation Distribution Upon Dissolution

         Pursuant to the Underlying Securities Trust Agreement, the Underlying Securities Issuer will dissolve upon the earliest of:

         o  the expiration of its term of approximately 31 years;

         o certain events of bankruptcy, dissolution or liquidation of the holder of the Underlying Security Issuer's common securities;

         o the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of Underlying Securities, if GS Group has given written direction to the Underlying Securities Property Trustee to terminate the Underlying Securities Issuer (such written direction by GS Global is optional and solely within its discretion);

         o redemption of all of the Underlying Securities as described under "--Redemption"; or

         o the entry of an order for the dissolution of the Underlying Securities Issuer by a court of competent jurisdiction.

         Any of these events is a "Dissolution Event".

         Upon the occurrence of a Dissolution Event, the holders of Underlying Securities will be entitled to receive out of the Underlying Securities Issuer's assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per Underlying Security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the Underlying Securities Issuer instead distributes on a ratable basis to the holders of the Underlying Securities Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such Underlying Securities.

         If this distribution can be paid only in part because the Underlying Securities Issuer has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Underlying Securities Issuer on the Underlying Securities will be paid on a ratable basis. The holder of the Underlying Security Issuer's common securities will be entitled to receive distributions upon any such Dissolution Event on a ratable basis with the holders of the Underlying Securities, except that if an Underlying Securities Event of Default resulting from a Debenture Event of Default has occurred and is continuing, the Underlying Securities will have a preference over the Underlying Security Issuer's common securities with regard to such distributions.

Underlying Securities Guarantee

         The following payments on the outstanding Underlying Securities (the "Guarantee Payments"), if not fully paid by the Underlying Securities Issuer, will be paid by GS Group under the Underlying Securities Guarantee, without duplication:

         o any accumulated and unpaid distributions required to be paid on the Underlying Securities, to the extent the Underlying Securities Issuer has funds available to make the payment;

         o the redemption price for any Underlying Securities called for redemption, to the extent the Underlying Securities Issuer has funds available to make payment; and

         o upon a voluntary or involuntary dissolution, winding-up or liquidation of the Underlying Securities Issuer, other than in connection with a distribution of the Junior Subordinated Debentures to the holders of the Underlying Securities, the lesser of:

                  (1) the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the Underlying Securities to the date of payment, to the extent the Underlying Securities Issuer has funds available to make the payment; and

                  (2) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of the Underlying Securities upon liquidation of the Underlying Securities Issuer.

         GS Group's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by GS Group to the holders of the Underlying Securities or by causing the Underlying Securities Issuer to pay the amounts to such holders.

         If GS Group does not make a required payment on the Junior Subordinated Debentures, the Underlying Securities Issuer will not have sufficient funds to make the related payment on the Underlying Securities. The Underlying Securities Guarantee does not cover payments on the Underlying Securities when the Underlying Securities Issuer does not have sufficient funds to make these payments. If GS Group does not pay any amounts on the Junior Subordinated Debentures when due, holders of the Underlying Securities will have to rely on the enforcement by the Underlying Securities Property Trustee of the trustee's rights as registered holder of the Junior Subordinated Debentures, or proceed directly against GS Group for payment of any amounts due on the Underlying Securities. GS Group's obligations under the Underlying Securities Guarantee are unsecured and are subordinated and junior in right of payment to all of GS Group's secured and senior debt, and rank on a parity with all other similar guarantees issued by GS Group.

Junior Subordinated Debentures

         General

         The 6.345% Junior Subordinated Debentures due February 15, 2034 (the "Junior Subordinated Debentures"), will be issued as unsecured debt under the indenture dated as of February 20, 2004 (as supplemented, the "Indenture"), between GS Group, as depositor, and The Bank of New York, as trustee (in such capacity, the "Debenture Trustee"). The Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $2,835,052,000. This amount is the sum of the aggregate stated liquidation amount of the Underlying Securities and the Underlying Security Issuer's common securities. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, and additional interest (as defined below), if any, on February 15, 2034.

         Subordination of the Junior Subordinated Debentures

         Holders of Underlying Securities should recognize that contractual provisions in the Indenture may prohibit GS Group from making payments on the Junior Subordinated Debentures. The Junior Subordinated Debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the Indenture, to all of GS Group's Senior Indebtedness.

         Neither the Junior Subordinated Debentures nor the Underlying Securities Guarantee will limit GS Group's ability to incur any additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Underlying Securities Guarantee. In addition, because GS Group is a holding company, the Junior Subordinated Debentures will effectively rank junior to all existing and future debt and other liabilities of its subsidiaries.

         Definition of Senior Indebtedness

         As used in this section, the term "Senior Indebtedness" means (1) Senior Debt (as described below), but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, and (2) the Allocable Amounts of Senior Subordinated Debt (as described below). For this purpose, accrued liabilities arising in the ordinary course of business do not include indebtedness for money borrowed.

         "Senior Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Debt; provided that Senior Debt does not include Senior Subordinated Debt or Junior Subordinated Debt.

         "Senior Subordinated Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinate and junior in right of payment to Senior Debt pursuant to subordination provisions (including the definition of Senior Debt) that are not substantially similar to those applicable to the junior subordinated debentures (provided that the obligation is not subordinate and junior in right of payment to Junior Subordinated Debt).

         "Junior Subordinated Debt" means any obligation of GS Group to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinated and junior in right of payment to senior indebtedness pursuant to subordination provisions (including the definition of senior indebtedness) substantially similar to those applicable to the junior subordinated debentures. "Junior Subordinated Debt" includes the Junior Subordinated Debentures.

         "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of and premium and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from GS Group, the trustee in respect thereof or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Because of the definition of Senior Indebtedness, the Junior Subordinated Debentures will be subordinated in right of payment to virtually all of GS Group's obligations to its creditors, including most of those that may be subordinated to other obligations, except for trade accounts payable and accrued liabilities arising in the ordinary course of business, the Junior Subordinated Debentures and any comparable series of debentures that GS Group may offer in the future.

         Subordination Provisions

         The Indenture provides that, unless all principal of and any premium or interest on the Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any Junior Subordinated Debentures in the following circumstances:

         o In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving GS Group or its assets;

         o (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any Senior Indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, permitting the holders of that Senior Indebtedness (or a trustee) to accelerate the maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

         o In the event that any Subordinated Debt Securities have been declared due and payable before their stated maturity.

         If the subordinated debt trustee or the Underlying Securities Issuer receives any payment or distribution that is prohibited under the subordination provisions, then the Debenture Trustee or the Underlying Securities Issuer will have to repay that money to the holders of the Senior Indebtedness.

         Even if the subordination provisions prevent GS Group from making any payment when due on the Junior Subordinated Debentures, GS Group will be in default on its obligations if it does not make the payment when due. This means that the Debenture Trustee and the Underlying Securities Issuer can take action against GS Group, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

         The Indenture allows the holders of Senior Indebtedness to obtain a court order requiring GS Group and any holder of Junior Subordinated Debentures to comply with the subordination provisions.

         Option to Extend Interest Payment Date on the Junior Subordinated Debentures

         If no Debenture Event of Default has occurred or is continuing with respect to the Junior Subordinated Debentures, it may, on one or more occasions, defer interest payments on the Junior Subordinated Debentures for up to 10 consecutive Extension Periods as described under "--Deferral of Distributions."

         If the Underlying Securities Property Trustee is the only registered holder of the Junior Subordinated Debentures, GS Group will give the Underlying Securities Administrative Trustees, the Underlying Securities Property Trustee and the Debenture Trustee notice if it decides to defer interest payments on the Junior Subordinated Debentures as specified in the terms of the Junior Subordinated Debentures. The Underlying Securities Administrative Trustees will then notify the holders of the Underlying Securities of GS Group's decision to defer interest payments on the Junior Subordinated Debentures. If the Underlying Securities Property Trustee is not the only registered holder of the Junior Subordinated Debentures, GS Group will notify holders of Junior Subordinated Debentures and the Debenture Trustee of its election to defer interest payments on the Junior Subordinated Debentures. There is no limitation on the number of times that GS Group may elect to begin an Extension Period, so long as it is not in default under the Indenture.

         Redemption of Junior Subordinated Debentures

         GS Group may redeem the Junior Subordinated Debentures before their maturity as described above under "--Redemption". In the event of a Tax Event, GS Group will pay any and all taxes, duties, assessments or governmental charges that may be owed by the Underlying Securities Issuer to the United States or any other taxing authority.

                              THE SWAP AGREEMENT

General

         Under the terms of the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the related Interest Distribution Amount; provided, however, that the Swap Counterparty will not be obligated to pay an Interest Distribution Amount to the Trust in respect of any Interest Accrual Period occurring during the continuance of an Extension Period. Correspondingly, the Trust will be obligated to pay to the Swap Counterparty on each Underlying

Securities Payment Date all interest payments received by the Trust in respect of the Underlying Securities. At the conclusion of any Extension Period, (a) the Trustee will be obligated to pay to the Swap Counterparty all amounts received by the Trust in respect of the deferred interest on the Underlying Securities during such Extension Period and (b) the Swap Counterparty will be obligated to pay all Deferred Interest with respect to such Extension Period to the Trust. Unless it is sooner terminated in accordance with its terms, the Swap Agreement is scheduled to terminate on February 15, 2034.

         Lehman Brothers Special Financing Inc., which will act as the Swap Counterparty (the "Swap Counterparty" or "LBSF"), is a Delaware corporation and an indirect subsidiary of Lehman Brothers Holdings Inc. ("LBHI"), the Swap Guarantor. LBSF is also an affiliate of Lehman Brothers Inc. which is acting as an Underwriter.

Payments Under the Swap Agreement

         Amounts Payable by the Swap Counterparty. Under the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust, (i) on each Distribution Date (other than a Distribution Date occurring during the continuance of an Extension Period), including the Final Scheduled Distribution Date, an amount equal to the Interest Distribution Amount for the immediately preceding Interest Accrual Period, (ii) on any Distribution Date occurring immediately following the end of any Extension Period, an amount equal to any Deferred Interest and (iii) upon the occurrence of a Swap Agreement Termination Event that is also a Trust Termination Event or a Partial Swap Termination Event, an amount equal to any Early Termination Payment owed to the Trust under the Swap Agreement (See "--Payments Upon Early Termination"). The Swap Counterparty will not be obligated to make any payments under the Swap Agreement on any Distribution Date occurring during the continuance of an Extension Period.

         The "Interest Distribution Amount" for each Interest Accrual Period will be an amount obtained by multiplying (a) the Swap Notional Amount and (b) the lesser of (i) the greater of (x) Three-Month USD LIBOR plus 0.75%, and (y) 3.50%, and (ii) 7.50% and (c) the actual number of days in the related Interest Accrual Period, divided by 360.

         "Deferred Interest" means, upon the termination of any Extension Period, (i) the aggregate of each Interest Distribution Amount that was not paid on the Distribution Date(s) that occurred during the relevant Extension Period plus (ii) interest on each Interest Distribution Amount that was not paid during the relevant Extension Period at the Interest Rate used to calculate such Interest Distribution Amount, from the Distribution Date immediately following the Interest Accrual Period with respect to such Interest Distribution Amount until the end of the Extension Period. For avoidance of doubt, Deferred Interest does not include the Interest Distribution Amount due on the Distribution Date upon which the Extension Period terminated.

         "Three-Month USD LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for three-month (such period being referred to as the "Index Maturity") United States dollar deposits, commencing on the second London Banking Day (as defined below) immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such LIBOR Determination Date. If Telerate Page 3750 is unavailable at such time, LIBOR for the appropriate Index Maturity will be determined at approximately 11:00 A.M., London time, on such LIBOR Determination Date on the basis of the rate at which LIBOR having such Index Maturity is offered by four major banks selected by the Calculation Agent in the London interbank market commencing on the second London Banking Day immediately following such LIBOR Determination Date. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Index Maturity will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for a given Index Maturity for such LIBOR Determination Date will be the arithmetic mean of LIBOR quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for LIBOR having such Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Index Maturity will be LIBOR determined with respect to the Interest Accrual Period immediately preceding such current Distribution Date.

         "LIBOR Determination Date" means for each Interest Accrual Period beginning on and after the first Distribution Date, the second London Banking Day preceding the commencement of such Interest Accrual Period.

         "London Banking Day" means, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

         "Telerate Page 3750" means the display on the Dow Jones Telerate Service on page 3750 (or any other page as may replace such page on that service for the purpose of displaying LIBOR).

         All amounts payable by LBSF under the Swap Agreement will be irrevocably and unconditionally guaranteed by LBHI pursuant to a Swap Guarantee (the "Swap Guarantee"). LBHI currently has a long-term credit rating of "A1" from Moody's and "A" from S&P.

         Amounts Payable by the Trust. The Trust will be obligated to pay the Swap Counterparty, (i) all interest payments due in respect of the Underlying Securities on each Underlying Securities Payment Date and (ii) upon the occurrence of (x) a Swap Agreement Termination Event that is also a Trust Termination Event or (y) a Partial Swap Termination Event, an amount equal to the Early Termination Payment owed to the Swap Counterparty under the Swap Agreement. (See "--Payments Upon Early Termination").

Events of Default and Termination Events

         The occurrence of any of the following constitutes a termination event under the Swap Agreement (each, a "Swap Agreement Termination Event") in respect of which the Swap Counterparty, on the one hand, or the Trust, on the other hand, is a "Defaulting Party" or an "Affected Party:"

         (i) the Swap Counterparty fails to make any payment under the Swap Agreement, and such failure is not remedied by the fifth Business Day after notice of such failure is given to it (and the failure by LBHI to comply with or perform, or the expiration or termination of, or the repudiation or challenge of the validity of the Swap Guarantee), in which case the Swap Counterparty is the Defaulting Party;

         (ii) the Trust fails to make any payment under the Swap Agreement, and such failure is not remedied by the fifth Business Day after notice of such failure is given to it, in which case the Trust is the Defaulting Party (a "Trust Swap Payment Default");

         (iii) certain events of bankruptcy, insolvency or reorganization in respect of the Swap Counterparty (or LBHI), in which case the Swap Counterparty is the Defaulting Party;

         (iv) the occurrence of an Underlying Securities Event of Default relating to (x) the payment of any distribution on the Underlying Securities or any redemption price of the Underlying Securities or the payment of principal of or premium, if any, on the Underlying Securities when due (an "Underlying Securities Payment Default") or (y) a Debenture Event of Default relating to a bankruptcy, insolvency or reorganization of GS Group or the GS Group's failure to pay interest, principal or premium on the Junior Subordinated Debentures (an "Underlying Securities Bankruptcy Default"), in the case of (x) or (y), the Trust is the Defaulting Party;

         (v) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Swap Counterparty to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Swap Counterparty is the Affected Party;

         (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Trust to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Trust is the Affected Party (a "Trust Regulatory Event");

         (vii) the occurrence of an SEC Reporting Failure, in which case the Trust is the Affected Party;

         (viii) an optional redemption or other prepayment of 100% the Underlying Securities prior to the Final Scheduled Distribution Date, in which case the Trust is the Affected Party; or

         (ix) an Optional Exchange prior to the Final Scheduled Distribution Date of all of the outstanding Certificates for all of the Underlying Securities held by the Trust, in which case the Trust is the Affected Party.

         The Swap Agreement Termination Events specified in paragraphs (ii),
(iv), (vi), (vii), (viii) and (ix) above are each also a "Trust Termination Event." The Trustee will distribute any proceeds received upon the occurrence of a Trust Termination Event in the manner described under "Description of the Certificates--Collections and Distributions" herein.

         So long as the Swap Agreement has not been terminated, the notional amount of the Swap Agreement (the "Swap Notional Amount") will at all times equal the principal amount of the Underlying Securities held by the Trust. Following any redemption, prepayment or liquidation of the Underlying Securities, the Swap Notional Amount will be reduced.

         A "Partial Swap Termination Event" will occur in connection with (i) an optional redemption or other prepayment of less than all of the Underlying Securities prior to the Final Scheduled Distribution Date or (ii) the consummation of an Optional Exchange prior to the Final Scheduled Distribution Date with respect to less than all of the outstanding Certificates. In each case, the Trust is the Affected Party.

         Early Termination Date. If a Swap Agreement Termination Event occurs in which the Swap Counterparty is the "Defaulting Party" or the only "Affected Party," the Trustee shall designate as an Early Termination Date the earliest date following the Trustee's receipt of actual knowledge thereof on which the Swap Agreement can practicably be terminated (an "Early Termination Date"). In such case, for purposes of making any determination under the Swap Agreement in connection with the termination of the Swap Agreement, the Depositor has been appointed under the Trust Agreement as the agent of the Trustee.

         Except as provided in the preceding paragraph, the Swap Counterparty will be responsible for designating an Early Termination Date upon the occurrence of a Swap Agreement Termination Event or a Partial Swap Termination Event.

Payments Upon Early Termination

         Following a Swap Agreement Termination Event that is not a Trust Termination Event, there will be no Early Termination Payment payable by either party to the Swap Agreement. The obligations of the Swap Counterparty and Trust under the Swap Agreement will extinguish upon the occurrence of such Swap Agreement Termination Event and distributions will be made to certificateholders on a semi-annual basis on the Distribution Dates in February and August of each year. On each Distribution Date following such Swap Agreement Termination Event, the holders of the Certificates will receive a pro rata share of any interest payments received by the Trust in respect of the Underlying Securities, which will cause the yield on the Certificates to be based on the 6.345% fixed annual rate payable on the Underlying Securities, instead of the variable Interest Distribution Amount payable under the Swap Agreement.

         Following a Swap Agreement Termination Event that is also a Trust Termination Event, an Early Termination Payment will be payable under the Swap Agreement. Additionally, following a Partial Swap Termination Event, an Early Termination Payment will be payable under the Swap Agreement based on the percentage of the Swap Notional Amount being terminated. If such Partial Swap Termination Event is a result of an optional redemption of the Underlying Securities, the Trust will only be obligated to make such Early Termination Payment that it owes to the extent it has funds available therefor on the related Distribution Date. Payments upon early termination of the Swap Agreement will be determined as described in the next paragraph.

         The amount payable upon an early termination of the Swap Agreement (the "Early Termination Payment") will be based on an average of Market Quotations obtained by the party entitled to make such determination from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination results from a Swap Agreement Termination Event or a Partial Swap Termination Event where there is a Defaulting Party or one Affected Party, the Non-Defaulting party or the party which is not the Affected Party will determine a Market Quotation, and an amount will be payable equal to (a) the Market Quotation and any unpaid amounts owed to the party that is not the Defaulting Party or the Affected Party less (b) any unpaid amounts owed to the Defaulting Party or the Affected Party. If that amount is a positive number, the Defaulting Party or such Affected Party will pay it to the other party;

if it is a negative number, such other party will pay the absolute value of that amount to the Defaulting Party or such Affected Party. If the Early Termination Date results from a Swap Agreement Termination Event or a Partial Swap Termination Event and there are two Affected Parties, the Swap Counterparty will determine a Market Quotation, and an amount will be payable equal to (a) the Market Quotation and any unpaid amounts owed to the Swap Counterparty less (b) any unpaid amounts owed to the Trust. If that amount is a positive number, the Trust will pay it to the Swap Counterparty; if it is a negative number, the Swap Counterparty will pay the absolute value of that amount to the Trust.

         "Market Quotation" means, as to the respective party making the determination, the Termination Amount based on quotations from leading dealers, in accordance with the Swap Agreement.

         "Termination Amount" means the amount, if any, that the party making the determination would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving the economic equivalent of the amounts that would have been paid by the Trust and the Swap Counterparty pursuant to the Swap Agreement after the Early Termination Date, determined as if the Swap Agreement had not been terminated, in whole or in part, early.

         Upon the occurrence of any liquidation of the Underlying Securities as a result of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, an SEC Reporting Failure, a Trust Swap Payment Default or a Trust Regulatory Event, the certificateholders will not receive any distributions payable to them until after the payment of the Early Termination Payment (if any is then payable) to the Swap Counterparty.

Assignment of Rights

         Under the terms of the Trust Agreement, the Trustee may consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement, so long as each Rating Agency shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates. The Trustee shall not be permitted to transfer or assign its rights under the Swap Agreement without the prior consent of the Swap Counterparty.

Amendment of the Swap Agreement

         The Swap Agreement may not be amended without the prior written consent of the Swap Counterparty, holders of 66 ?% of the then outstanding Certificates and without prior written confirmation from each Rating Agency that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided that any such amendment does not materially adversely affect the interest of the certificateholders and that each Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of 100% of the certificateholders and without giving each Rating Agency prior written notice of any such amendment.

Replacement of Swap Counterparty

         As of the date of this prospectus supplement, Lehman Brothers Holdings Inc. ("LBHI" or the "Swap Guarantor"), the guarantor of the obligations of the Swap Counterparty under the Swap Agreement, has a short-term senior unsecured debt rating of "A-1" from S&P.

         Pursuant to the terms of the Swap Agreement, if the short-term senior unsecured debt rating of the Swap Guarantor is lowered below "A-1" by S&P at any time following the Original Issue Date, then the Swap Guarantor will be obligated, without the consent of the certificateholders, to cause the Swap Counterparty to assign its rights and obligations under the Swap Agreement to a replacement swap counterparty rated at least "A-1" by S&P and otherwise acceptable to the Rating Agencies (whereupon the Swap Guarantee will be terminated). All costs and expenses in connection with such assignment will be paid by the Swap Counterparty. If a replacement swap counterparty is not designated within 30 days of the date the Swap Guarantor's short-term senior unsecured debt rating is downgraded below "A-1," then the Swap Guarantor will be obligated to pledge and assign to the Trustee collateral sufficient to maintain the then current ratings of the Certificates. There can be no assurance that the failure to find a replacement swap counterparty or to post any required collateral will not result in a lowering in the ratings of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities received on or after the Original Issue Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee.

         The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25.

         The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

         Definitive certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Lehman ABS is unable to locate a qualified successor or (ii) Lehman ABS, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal balances owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Collections and Distributions

         Interest Distributions. Except as provided below, collections received by the Trustee from the Swap Counterparty (or from the Underlying Securities Issuer, following a Swap Agreement Termination Event that is not a Trust Termination Event) and deposited from time to time into an account established by the Trust (the

"Certificate Account") will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Interest Funds (as defined below) on such Distribution Date:

                  (i) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

                  (ii) second, to the holders of the Certificates;

                  provided, however, that if the Trustee has not received any amounts of Available Interest Funds on or prior to the related Distribution Date, such amounts shall be applied as described above promptly upon receipt of such amounts.

         Principal Distribution. On the Final Scheduled Distribution Date, the Trustee will pay from Available Principal Funds (as defined below):

                  (i) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

                  (ii) second, to the certificateholders, pro rata, the then outstanding principal balance of the Certificates to the extent of Available Principal Funds plus, to the extent not paid out of the Available Interest Funds on such date, any accrued and unpaid interest due thereon to the extent of Available Principal Funds;

                  provided, however, that if the Underlying Securities are redeemed, prepaid or liquidated prior to the Final Scheduled Distribution Date, the proceeds received by the Trustee will be allocated as follows:

                           (A) Following any liquidation of the Underlying
                  Securities as a result of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, an SEC Reporting Failure, a Trust Swap Payment Default or a Trust Regulatory Event, the funds received by the Trust in connection with the related liquidation will be paid (i) first, to the Swap Counterparty, in an amount equal to any Early Termination Payment payable by the Trust to the Swap Counterparty and (ii) thereafter, any remainder will be paid to the certificateholders; or

                           (B) Following any other redemption or prepayment of
                  the Underlying Securities, the funds received by the Trust in connection with the related redemption or prepayment will be paid (1) first, to the certificateholders, in an amount equal to the sum of (x) the principal amount of the Underlying Securities so redeemed or prepaid and (y) any accrued and unpaid interest on the amount of Certificates so redeemed or prepaid and (2) any remainder shall be paid to the Swap Counterparty.

         Any portion of funds received by the Trustee in respect of the Underlying Securities (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated, shall be remitted by the Trustee to the holders of the Certificates.

         "Available Interest Funds" means, for any Distribution Date, the sum of (i) all amounts received from the Swap Counterparty pursuant to the Swap Agreement during the preceding Interest Accrual Period and (ii) any amounts with respect to interest on the Underlying Securities that are actually received by the Trust pursuant to the Indenture on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

         "Available Principal Funds" means all amounts received from the Underlying Securities Issuer with respect to principal on the Underlying Securities on the Final Scheduled Distribution Date or any other date. If Available Principal Funds on the Final Scheduled Distribution Date are less than the amounts owing by the Underlying Securities Issuer with respect to principal on the Underlying Securities, an early termination of the Swap Agreement will occur as a result an Underlying Securities Event of Default.

Additional Underlying Securities and Certificates

         From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Certificates will be issued. Any such additional Certificates will rank pari passu with the Certificates described herein. Any issuance of additional Certificates will be subject to the prior consent of the Swap Counterparty.

Sale Procedures

         The Marketing Agent, on behalf of the Trust, will sell the Underlying Securities to the solicited bidder (which bidders will be determined by the Marketing Agent in its sole and absolute discretion and which bidders may include Lehman Brothers Inc. or any of its affiliates but in any case shall include at least two bidders which are not affiliated with Lehman Brothers Inc.; provided, however, that neither Lehman Brothers Inc. or any of its affiliates is obligated to bid, and that such bidders need not be limited to recognized broker dealers; and provided further that if Lehman Brothers Inc. or any of its affiliates are bidders, any bid made by them shall not be greater than the fair value of the Underlying Securities) that provides the highest firm bid for the Underlying Securities. In the sole judgement of the Marketing Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in a commercially reasonable manner by the Marketing Agent.

Default on Underlying Securities

         If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to the Swap Counterparty and to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the Certificates affected by the Underlying Securities Event of Default and
(v) any other information which the Trustee may deem appropriate.

         Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, 30 days after giving notice to the certificateholders of an Underlying Securities Payment Default or any Underlying Securities Bankruptcy Default, the Trustee will direct the Marketing Agent to sell the Underlying Securities and the Trustee will distribute the proceeds in the manner described under "--Collections and Distributions" above. If the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default, the Trustee will promptly give notice as provided in the Trust Agreement to the Swap Counterparty and to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

         Interest and principal payments on the Underlying Securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Securities.

Trust Swap Payment Default and Trust Regulatory Event

         Following the occurrence of a Trust Swap Payment Default or a Trust Regulatory Event, the Trustee will direct the Marketing Agent to sell the Underlying Securities and the Trustee will distribute the proceeds in the manner described in "--Collections and Distributions" above.

Optional Exchange

         As described in the accompanying prospectus under "Description of the Certificates--Optional Exchange," on any (i) Underlying Securities Payment Date occurring on or after March 19, 2006 or (ii) on any date on which the Underlying Securities Issuer or an affiliate thereof consummates a tender offer or exchange offer for some or all of the Underlying Securities, Certificates may be exchanged for a distribution of Underlying Securities having an aggregate principal amount in the same proportion to all Underlying Securities then owned by the Trust that the principal balance of such exchanged Certificates have to all the then outstanding Certificates; provided, however, that (x) the Certificates tendered for exchange must be in an integral multiple of the minimum denomination of the Underlying Securities and (y) no less than 10% of the outstanding aggregate principal balance of Certificates must be exchanged on any day on which an Optional Exchange occurs (the "Optional Exchange"). See "Description of the Certificates--Optional Exchange" in the prospectus.

         If the Trust is obligated to make an Early Termination Payment pursuant to the Swap Agreement in connection with a Swap Agreement Termination Event or Partial Swap Termination Event arising as a result of an Optional Exchange, the payment of such Early Termination Payment will be satisfied by the distribution to the Swap Counterparty of the Underlying Securities that were to be exchanged for Certificates under the Optional Exchange, having a value (as determined by the Marketing Agent) equal to such Early Termination Payment.

         If Lehman Brothers Inc. or any affiliate thereof is a beneficial owner of Certificates, it will be permitted, in certain circumstances, to tender such Certificates (and to pay any Early Termination Payment payable by the Trust) to the Trustee in exchange for Underlying Securities in an aggregate principal amount equal to the aggregate principal balance of the Certificates tendered (and any Early Termination Payment payable by the Swap Counterparty in connection therewith).

SEC Reporting Failure

         If GS Group either (x) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) fails to file all required periodic reports for one full year (each, an "SEC Reporting Failure"), the Depositor shall within a reasonable period of time instruct the Trustee to cause the Marketing Agent to liquidate the Underlying Securities, and the Trustee will distribute the proceeds in the manner described under "--Collections and Distributions" above.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

         The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by Lehman ABS with the SEC following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement (including the Series 2004-6 supplement) will consist of:

         o  the Underlying Securities;

         o all collections or payments received in respect of the Underlying Securities due after March 19, 2004 (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement); and

         o the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

         On the Distribution Date occurring in August 2004, the Trustee will cause the Trust to pay Lehman ABS, to the extent such is available from the Underlying Securities, an amount equal to interest accrued on the Underlying Securities from February 20, 2004 to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount.

         Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

         U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

         Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor, and will not have any claim against the Trust with respect thereto.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Voting Rights

         The holders of the Certificates will have 100% of all Voting Rights. The Voting Rights will be allocated in proportion to the respective principal balances of the then outstanding Certificates held on any date of determination.

Voting of Underlying Securities

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement;

provided, however, that the Trustee shall at no time vote on or consent to any matter unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. In all other cases, the Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable corporation under the Code; (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Securities Event of Default or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates; or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of an Underlying Securities Event of Default and only with the consent of certificateholders representing 100% of the aggregate Voting Rights. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

         In the event that an offer is made by the issuer of the Underlying Securities to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the Swap Counterparty and the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the Trustee has received the tax opinion described above.

         If an Underlying Securities Event of Default occurs and is continuing and if directed by a majority of the holders of outstanding Certificates, the Trustee will vote Underlying Securities in an outstanding principal amount equal to the outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

Termination

         The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the ownership and disposition of the Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus supplement. This discussion does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This discussion assumes that the Certificates will be held by the holders thereof as capital assets as defined in the Code and describes the consequences of Certificates that represent an interest in securities that are properly classified as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

         Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the Certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

         For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States. If a partnership holds Certificates, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Certificates should consult their own tax advisors.

Tax Status of Trust

         In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The parties will take the position that the Trust will constitute a grantor trust for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities and rights and obligations under the Swap Agreement allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. No assurance can be given that the Service will agree with the foregoing characterization of the Trust or that if challenged such a characterization will prevail. The following discussion assumes that the Trust is, and the Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

         There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as the Certificates. Under the general grantor trust rules, however, each U.S. Holder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets of the Trust, which will consist of the Underlying Securities and the rights under the Swap Agreement, subject to the Trust's obligations under the Swap Agreement. Each U.S. Holder will be taxable on its pro rata share of the items of gross income of the Trust, and will be entitled to deduct its pro rata share of the expenses of the Trust (subject to applicable limitations) in accordance with such U.S. Holder's regular method of tax accounting (subject to the discussion below regarding periodic payments received with respect to the Swap Agreement).

         The purchase price of a Certificate allocated to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). To the extent that the Allocated Purchase Price is greater than or less than the portion of the principal amount of the Underlying Securities allocable to the Certificates, the interest in the Underlying Securities will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal amount of the Underlying Securities by more than a statutorily defined de minimis amount, the holder's interest in the Underlying Securities will be treated as purchased with "market discount." See the discussion below under "Market Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of the Underlying Securities, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium." Assuming the Certificates are purchased at 100% of their stated principal amount, however, initial purchasers of the Certificates should not be treated as having purchased their Certificates with market discount or bond premium.

Taxation of the Interest in the Underlying Securities

         Interest Income. The proper federal income tax treatment of the Certificates is unclear. The Certificates represent an interest in 100 percent of the principal amount of, and interest payable on, the Underlying Securities subject to the rights and obligations under the Swap Agreement. The Underlying Securities Issuer believes that the Underlying Securities constitute indebtedness for federal income tax purposes. This discussion assumes that the Certificates represent an undivided interest in securities that are properly characterized as debt for federal income tax purposes, as well as an interest in the Swap Agreement. U.S. Holders will generally report their pro rata portion of interest income paid or accrued with respect to the Underlying Securities, in accordance with the U.S. Holder's regular method of tax accounting.

         Payments of interest on the Underlying Securities may be deferred if GS Group defers the payment of interest on the Junior Subordinated Debentures. GS Group, in the offering materials pursuant to which the Underlying Securities were issued, expressed the view that the Underlying Securities were not issued with original issue discount, presumably because the likelihood of its exercising the right to defer interest on the Junior Subordinated Debentures was remote. If the Service were to successfully challenge the Trust's assertion that the exercise of the deferral right was remote, the Certificates would be subject to the original issue discount rules. Similarly, if GS Group does exercise its right to defer interest payments on the Junior Subordinated Debentures, the Certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first Extension Period. If the original issue discount rules apply to the Certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (because GS Group exercises the right to defer interest payments), certificateholders must include that discount in income on an economic accrual basis before the receipt of cash attributable to that interest, regardless of their method of tax accounting, and any certificateholders who dispose of Certificates prior to the record date for payment of distributions thereon following such Extension Period will include original issue discount in gross income but will not receive any cash related thereto from the Trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, certificateholders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A certificateholder's tax basis for the Certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

         Market Discount. To the extent a U.S. Holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a discount (i.e., the Allocated Purchase Price is less than the principal amount of the Underlying Securities by more than a de minimis amount -- generally 0.25% of the stated redemption price at maturity multiplied by the number of remaining years to maturity), such discount will be considered "market discount" in the hands of such U.S. Holder. In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of its Certificates allocable to the Underlying Securities will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Certificates unless the U.S. Holder elected to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the Service. In general terms, market discount on the Underlying Securities will accrue ratably over the term of the Underlying Securities or, at the election of the holder, under a constant yield method.

         Bond Premium. To the extent a U.S. Holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the Allocated Purchase Price exceeds the total amount payable on the Underlying Securities to the certificateholder other than qualified stated interest), such premium will be amortizable by a certificateholder as an offset to interest income (with a corresponding reduction in the certificateholder's basis) under a constant yield method over the term of the Underlying Securities if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

Taxation of the Swap Agreement

         In General. The Swap Agreement should be treated as a notional principal contract for federal income tax purposes. In general, income or deductions with respect to the Swap Agreement will be attributable to periodic payments or termination payments.

         Periodic Payments. Payments of the Swap Distribution Amount from the Swap Counterparty to the Trust which are passed through to certificateholders will be treated as periodic payments received with respect to a notional principal contract. Payments of the interest amounts received on the Underlying Securities and made by the Trust to the Swap Counterparty will entitle certificateholders to an ordinary deduction. All taxpayers, regardless of their normal method of tax accounting, must account for periodic payments under an accrual method of accounting. Periodic payments attributable to any taxable year generally are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year.

         Termination Payments. A U.S. Holder may be considered to pay or receive a termination payment under the Swap Agreement in connection with the sale of a Certificate. Further, a termination of the Swap Agreement (including, in certain circumstances, an assignment of the Swap Agreement by the Swap Counterparty) will be treated as a termination resulting in a termination payment by or to the U.S. Holder equal to the then fair market value of the notional principal contract. Additionally, upon a Swap Agreement Termination Event or a Partial Swap Termination Event the Swap Agreement will terminate and may result in an Early Termination Payment and/or other breakage fees being paid or received by the Trust under the Swap Agreement. These payments will be treated as termination payments by or to U.S. Holders under a notional principal contract. Gain or loss upon the termination of such a notional principal contract will generally be treated as capital gain or loss.

Limitations on Losses and Deductions for Certain Taxpayers

         In computing its federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. In the case of a U.S. Holder that is an individual, estate or trust, such holder's share of any fees and any net payments made pursuant to the Swap Agreement will be treated as a miscellaneous itemized deduction and will be permitted only to the extent that the aggregate of such deductions exceeds 2% of the U.S. Holder's adjusted gross income (and may be subject to certain other limitations). Also, any net payments made pursuant to the Swap Agreement may not be deductible by such U.S. Holder for purposes of the alternative minimum tax. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the treatment of any net payments as miscellaneous itemized deductions and the application of the alternative minimum tax to an investment in the Certificates. In addition, any capital losses from the Swap Agreement or the Underlying Securities attributed to a U.S. Holder that is an individual will only be permitted to offset the U.S. Holder's capital gains plus $3,000 of ordinary income in any single taxable year.

         U.S. HOLDERS THAT ARE INDIVIDUALS, ESTATES OR TRUSTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE DEDUCTIBILITY OF TRUST EXPENSES, INCLUDING NET PAYMENTS MADE WITH RESPECT TO THE SWAP AGREEMENT.

Integrated Transactions

         U.S. Holders may be able to integrate their interests in the Swap Agreement and the Underlying Securities by making an election under Treasury Regulation Section 1.1275-6, and thereby treating such interests as a single "synthetic" debt instrument (the "Synthetic Debt Instrument"). The Trust will not identify the interest in the Underlying Securities and the Swap Agreement as part of an integrated transaction. Potential investors are urged to consult with their tax advisors regarding whether an election would be beneficial to them. The previous discussion assumes that the positions are not integrated.

Sale or Disposition of the Certificates

         Upon a sale of a Certificate, a U.S. Holder will be treated as selling, assigning, or transferring its interest in the Underlying Securities and the Swap Agreement. The U.S. Holder will recognize capital gain or loss with respect to the Underlying Securities equal to its pro rata portion of the fair market value of the Underlying Securities (less any amounts in respect of accrued but unpaid interest and market discount, if any, which will be treated as such) at the time of sale, less the U.S. Holder's adjusted tax basis in its pro rata portion of the Underlying Securities.

         In addition, the U.S. Holder's pro rata share of the positive or negative fair market value of the Swap Agreement at the time of sale will likely be considered a termination payment (as described above under "Material Federal Income Tax Consequences--Taxation of the Swap Agreement"). U.S. Holders should consult their tax advisors regarding their tax treatment upon a sale or disposition of the Certificates.

Non-U.S. Holders

         A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States federal income tax on payments of periodic or termination swap payments with respect to a Certificate. Additionally, such Non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium, interest or market discount on a Certificate, unless such Non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Junior Subordinated Debenture Issuer, a controlled foreign corporation related to the Junior Subordinated Debenture Issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation with respect to payments of principal, premium, interest, original issue discount and market discount, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the Certificate,
         o  certifies that such owner is not a U.S. Holder, and
         o  provides the beneficial owner's name and address.

         A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A Non-U.S. Holder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

         No portion of the Certificates will be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Junior Subordinated Debenture Issuer or, (b) at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

         Backup withholding of federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

         In addition, upon the sale of a Certificate to (or through) a broker, the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

         Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder's federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

         Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulations"), a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates and the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners. See "Listing."

         If the Certificates fail to meet the criteria of the "publicly offered security" exemption or any other "plan asset" exemption in the Plan Assets Regulations and the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, the Underwriter, the Trustee, the Underlying Securities Trustee and the Underlying Securities Issuer might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) such party, which could include the Underlying Securities Issuer, is not a disqualified person or party in interest with respect to such Plan. In addition, the fiduciary of the investing Plan could be treated as having delegated fiduciary responsibility to the Trustee.

Prohibited Transaction Exemptions

         Without regard to whether the Certificates satisfy the requirements of the "publicly offered security" exemption, a prohibited transaction could arise if the Issuer or the Underwriter were a party in interest or disqualified person with respect to a Plan holding Certificates. Certain prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving an investment in the Certificates or the Trust's assets.

                            METHOD OF DISTRIBUTION

         Pursuant to an underwriting agreement dated as of March 10, 2004 (the "Underwriting Agreement"), Lehman ABS has agreed to sell and Lehman Brothers Inc. (the "Underwriter") has agreed to purchase, the Certificates. The Underwriter has agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any Certificates are purchased.

         Lehman ABS has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $0.35. After the initial public offering, the public offering price may be changed.

         The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Lehman Brothers Inc. is an affiliate of Lehman ABS, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         In connection with the sale of the Certificates, SEC rules permit the Underwriter to engage in transactions that stabilize the price of the Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Certificates. The Underwriter may create a short position in the Certificates in connection with the offering. That means it may sell a larger number of the Certificates than is shown on the cover page of this prospectus supplement. If it creates a short position, the Underwriter may purchase Certificates in the open market to reduce the short position. If the Underwriter purchases Certificates to stabilize the price or to reduce their short position, the price of the Certificates could be higher than it might be if it had not made such purchases. The Underwriter makes no representation or prediction about any effect that these purchases may have on the price of the Certificates. The Underwriter may suspend any of these activities at any time.

         The Underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriter purchases Certificates in the open market to reduce the Underwriter's short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of this offering.

                          RELATIONSHIP AMONG PARTIES

         Potential purchasers of Certificates should consider that, because the Depositor, the Swap Counterparty, the Calculation Agent and the Marketing Agent are affiliates, they will be subject to potential conflicts of interest in connection with their various legal duties and contractual obligations relating to the Certificates and the certificateholders. For purposes of making certain determinations under the Swap Agreement in connection with the termination of the Swap Agreement, the Depositor has been appointed under the Trust Agreement as the agent of the Trustee, which may put the Depositor in conflict with the Swap Counterparty. Also, in certain circumstances, Marketing Agent may obtain quotations from its affiliates as to the market value of the Underlying Securities.

                                    LISTING

         The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners. The Underwriter has told Lehman ABS that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

                                    RATINGS

         It is a condition to the issuance of the Certificates that the Certificates be rated "A2" by Moody's and "A-" by S&P. As of the date of this Prospectus Supplement, the Underlying Securities are rated "A1" by Moody's and "A-" by S&P. It is expected that the ratings of the Certificates may change if the ratings of the Underlying Securities or the Swap Guarantor change. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings address the likelihood of the payment of the amounts required under the Trust Agreement by the Trust, and are based primarily on the credit quality of the Underlying Securities and the Swap Counterparty, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Certificates may fail to recover fully their initial investment.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         Lehman ABS has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                                LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for Lehman ABS and the Underwriter by Sidley Austin Brown & Wood LLP, New York, New York.


                   Index of Terms for Prospectus Supplement
Affected Party...................................S-30           Optional Exchange...........................S-5, S-36
Allocable Amounts................................S-27           Original Issue Date...............................S-5
Allocated Purchase Price.........................S-41           Partial Swap Termination Event...................S-31
Available Interest Funds.........................S-35           parties in interest..............................S-44
Available Principal Funds........................S-35           Plan.......................................S-11, S-44
Calculation Agent.................................S-7           Plan Assets Regulations..........................S-45
Certificate Account..............................S-34           PTCEs............................................S-45
Certificates......................................S-4           publicly offered security........................S-45
Clearing Agency..................................S-34           Quotation Agent..................................S-21
Code.............................................S-40           Rating Agencies...................................S-6
Comparable Treasury Issue........................S-23           Reference Treasury Dealer........................S-23
Comparable Treasury Price........................S-23           Reference Treasury Dealer Quotations.............S-23
Debenture Event of Default.......................S-19           Regulations......................................S-40
Debenture Trustee................................S-26           S&P...............................................S-6
Defaulting Party...........................S-30, S-31           SEC..............................................S-12
Deferred Interest................................S-29           SEC Reporting Failure............................S-37
Deposited Assets..................................S-5           Securities Act...................................S-18
Depositor........................................S-10           Senior Debt......................................S-27
disqualified persons.............................S-45           Senior Indebtedness..............................S-27
Dissolution Event................................S-25           Senior Subordinated Debt.........................S-27
Distribution Date.................................S-5           Service..........................................S-40
DOL..............................................S-45           Supplement.......................................S-12
DTC...............................................S-6           Swap Agreement....................................S-6
Early Termination Date...........................S-31           Swap Agreement Termination Event.................S-30
Early Termination Payment........................S-31           Swap Counterparty...........................S-6, S-29
ERISA......................................S-11, S-44           Swap Guarantee..............................S-6, S-30
Exchange Act.....................................S-18           Swap Notional Amount.............................S-31
Extension Period............................S-9, S-24           Synthetic Debt Instrument........................S-43
Federal Tax Counsel..............................S-40           Tax Change.......................................S-22
Final Scheduled Distribution Date.................S-4           Tax Event........................................S-21
GS Group..........................................S-8           Telerate Page 3750...............................S-30
Guarantee Payments...............................S-26           Termination Amount...............................S-32
Indenture........................................S-26           Three-Month USD LIBOR............................S-29
Index Maturity...................................S-29           Treasury Rate....................................S-22
Interest Accrual Periods..........................S-6           Trust.............................................S-4
Interest Distribution Amount.....................S-29           Trust Agreement..................................S-12
Interest Rate.....................................S-4           Trust Regulatory Event...........................S-30
Investment Company Event.........................S-22           Trust Swap Payment Default.......................S-30
IRA..............................................S-11           Trust Termination Event..........................S-31
Junior Subordinated Debentures..............S-8, S-26           Trustee...........................................S-6
Junior Subordinated Debt.........................S-27           U.S. Holder......................................S-40
Keogh............................................S-11           Underlying Securities............................S-12
LBHI..............................................S-6           Underlying Securities Administrative Trustees.....S-8
LBSF........................................S-6, S-29           Underlying Securities Bankruptcy Default.........S-30
Lehman ABS.................................S-10, S-12           Underlying Securities Delaware Trustee............S-8
LIBOR Determination Date.........................S-30           Underlying Securities Event of Default...........S-19
Like Amount......................................S-23           Underlying Securities Final.......................S-8
liquidation amount...............................S-23           Underlying Securities Guarantee...................S-9
London Banking Day...............................S-30           Underlying Securities Issuer......................S-8
Market Quotation.................................S-32           Underlying Securities Payment Date................S-8
Marketing Agent...................................S-6           Underlying Securities Payment Default............S-30
Master Agreement..................................S-6           Underlying Securities Property Trustee............S-8
Moody's...........................................S-6           Underlying Securities Rate........................S-8
Non-U.S. Holder..................................S-40           Underlying Securities Trust Agreement............S-18
NYSE.............................................S-46           Underlying Securities Trustees....................S-8







                                     S-47

Underwriter......................................S-45           W-8BEN...........................................S-43
Underwriting Agreement...........................S-45           Withholding Agent................................S-43
Voting Rights....................................S-38





Prospectus
                              Trust Certificates
                             (Issuable in series)

                            Lehman ABS Corporation
                                   Depositor

                            Each trust--

CONSIDER CAREFULLY THE      o  may periodically issue asset backed certificates in one or more
RISK FACTORS BEGINNING         series with one or more classes; and
ON PAGE 4 IN THIS
PROSPECTUS.                 o  will own--

Unless otherwise            o  a debt security or a pool of such debt securities;
specified in the
applicable prospectus       o  payments due on those securities;
supplement, neither the
certificates nor any of     o  securities of government sponsored enterprises which, unless
the securities deposited       otherwise stated in the prospectus supplement, are not
in any trust are               obligations of and are neither insured nor guaranteed by the
obligations of or are          U.S. government or any U.S. government agency; and/or
insured or guaranteed
by the U.S. government      o  other assets described in this prospectus and in the
or any U.S. government         accompanying prospectus supplement.
agency. None of the
obligations of Federal      The certificates--
National Mortgage
Association, Federal        o  will represent interests in the trust and will be paid only
Home Loan Mortgage             from the trust assets;
Corporation, Student
Loan Marketing              o  will be denominated and sold for U.S. dollars or for one or
Association, Resolution        more foreign or composite currencies and any payments to
Funding Corporation,           certificateholders may be payable in U.S. dollars or in one or more
Federal Home Loan Banks,       foreign or composite currencies;
Tennessee Valley
Authority or Federal        o  will be issued as part of a designated series which may include
Farm Credit Banks are          one or more classes of certificates and enhancement; and
insured or guaranteed by
the U.S. government or      o  will not be obligations of and will neither be insured nor
any U.S. government            guaranteed by the U.S. government or any U.S. government agency.
agency.
                            The certificateholders--
The certificates will
represent interests in      o  will receive interest and principal payments from the assets
the trust only and will        deposited with each trust.
not represent interests
in or obligations of
Lehman ABS or of the
administrative agent of
the trust or any of
their affiliates.

This prospectus may be
used to offer and sell
any series of certificates
only if accompanied by the
prospectus supplement for
that series.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               LEHMAN BROTHERS

                               November 8, 2002

                     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

               We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

          o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

          o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

          o information concerning the type, characteristics and specifications of the securities deposited with the relevant trust (the "Underlying Securities") and any other assets deposited with such trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

          o the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

          o the name of the trustee and the administrative agent, if any, for the series;

          o the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof;

          o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

          o  the date of issue;

          o the Final Scheduled Distribution Date (as defined below), if applicable;

          o  the offering price; and

          o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

               You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

               We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


                               TABLE OF CONTENTS


Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement.......................2
Where You Can Find More Information.........................................3
Incorporation of Certain Documents by Reference.............................3
Reports to Certificateholders...............................................4
Important Currency Information..............................................4
Risk Factors................................................................4
Lehman ABS..................................................................7
Use of Proceeds.............................................................7
Formation of the Trusts.....................................................7
Maturity and Yield Considerations ..........................................8
Description of the Certificates............................................10
Description of Deposited Assets and Credit Support.........................27
Description of the Trust Agreement.........................................39
Limitations on Issuance of Bearer Certificates.............................49
Currency Risks.............................................................50
Plan of Distribution.......................................................52
Legal Opinions.............................................................53


                      WHERE YOU CAN FIND MORE INFORMATION

               Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

               We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

               As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019, (212) 526-7000.

                         REPORTS TO CERTIFICATEHOLDERS

               Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trusts periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

               References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

               Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Lehman Brothers will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Lehman Brothers. Each exchange will be made by Lehman Brothers on the terms and subject to the conditions, limitations and charges that Lehman Brothers may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                 RISK FACTORS

               Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

               Legal Aspects. A prospectus supplement may set forth legal considerations that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

               Limited Obligations and Interests. The certificates will not represent a recourse obligation of or interest in Lehman ABS or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, Lehman ABS, any person affiliated with Lehman ABS or any trust, or any other person. Any obligation of Lehman ABS with respect to the certificates of any series will only be pursuant to limited representations and warranties. Lehman ABS does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If Lehman ABS were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to Lehman ABS, or from a reserve fund established to provide funds for repurchases. Lehman ABS is not obligated to establish or maintain a reserve fund.

               Credit Support; Limited Assets. The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of Lehman ABS, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on such trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

               Maturity and Redemption Considerations. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

               o  the performance of the related Deposited Assets;

               o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

               o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

               These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

               Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trusts will depend on the specific terms of the related certificates, trust, credit support, if any, and Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the related Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of such Underlying Securities by the relevant issuing government.

               Ratings of the Certificates. At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

               Global Securities. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

               Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

               o  future political and economic developments;

               o  moratorium on payment or rescheduling of external debts;

               o  confiscatory taxation;

               o  imposition of any withholding tax;

               o  exchange rate fluctuations;

               o  political or social instability or diplomatic developments;
                  and

               o the imposition of additional governmental laws or restrictions.

               Currency Risks. The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and Lehman ABS disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

               Passive Nature of the Trusts. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

               In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                                  Lehman ABS

               Lehman ABS was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of Lehman ABS is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

               The Certificate of Incorporation of Lehman ABS provides that Lehman ABS may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of Lehman ABS provides that any securities, except for subordinated securities, issued by Lehman ABS must be rated in one of the four highest categories available by any one or more rating agencies. Formation of a grantor trust will not relieve Lehman ABS of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, Lehman ABS may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                USE OF PROCEEDS

               Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by Lehman ABS to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by Lehman ABS for general corporate purposes.

                            FORMATION OF THE TRUSTS

               A separate trust will be created for each series of trust certificates. Lehman ABS will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

               Unless otherwise stated in the prospectus supplement, Lehman ABS' assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

          o its contractual-administrative obligations, if any, under the trust agreement;

          o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies;" and

          o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

               The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

               Unless otherwise provided in the related prospectus supplement, each trust will consist of:

          o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by Lehman ABS or any previous owner thereof, as from time to time are specified in the trust agreement;

          o such assets as from time to time are identified as deposited in the related certificate account;

          o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

          o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;"

          o the rights of Lehman ABS relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

          o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

               In addition, to the extent provided in the applicable prospectus supplement, Lehman ABS will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                       MATURITY AND YIELD CONSIDERATIONS

               Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

               The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

               Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

               The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

               The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

               A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                        DESCRIPTION OF THE CERTIFICATES

               Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among Lehman ABS, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

               A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by Lehman ABS as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

General

               There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

               Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

       o  the title of such certificates;

       o the series of such certificates and, if applicable, the number and designation of classes of such series;

       o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by Lehman ABS (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

       o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

       o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

       o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

       o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

       o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder's certificate or of Lehman ABS or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with Lehman ABS' continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

       o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

       o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

       o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

       o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

       o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

       o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

       o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

       o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Lehman ABS or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

       o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

       o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by Lehman ABS or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

       o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

               Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

               The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. Furthermore, an election may be made to treat a trust as a "financial asset securitization investment trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The prospectus supplement relating to any class or series of certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any series or class within such series of bearer certificates or certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable prospectus supplement relating to such series or class. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by Lehman ABS, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the "Exchange Rate Agent").

               Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. Lehman ABS may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by Lehman ABS may, at the discretion of Lehman ABS, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

               Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

               Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Lehman ABS' control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

               Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

               Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

               Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in
(a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and
(ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

               General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

               Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

               Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

       o  LIBOR (a "LIBOR Certificate");

       o  the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

       o  the Treasury Rate (a "Treasury Rate Certificate");

       o  the Federal Funds Rate (a "Federal Funds Rate Certificate");

       o  the CD Rate (a "CD Rate Certificate"); or

       o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

               As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

               Lehman ABS will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

               The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

               With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

               Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

               Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

               Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

               (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

               The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

               (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

               "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                          Money Market Yield = D X 360 X 100
                                               -------------
                                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

               The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

               (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

               The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

               (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

               (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page

        "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

               (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
        Rate).

               If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

               (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

               Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate).

               The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

               The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

               Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

               If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

               From time to time, a trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

       o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

       o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

       o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

       o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

               Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

               Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

               If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the related trust would agree, in return for a fee or other consideration, to assume the default or other credit risk with respect to one or more specified entities (each, a "Reference Entity"). Upon the occurrence of a default or other objective credit event with respect to such Reference Entity, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of a Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the trust to deliver the Underlying Securities or the proceeds of such Underlying Securities to the counterparty in exchange for Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related Prospectus Supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

               As used herein, "Reference Security" refers to an obligation of a Reference Entity or other entity, which obligation meets the criteria set forth in the related prospectus supplement. Reference Securities will be of the same types as the Underlying Securities described herein. The related Prospectus Supplement will include information regarding Reference Securities and the issuer thereof that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

               If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with Lehman ABS' and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

       o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

       o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

       o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

       o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

       o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust;

       o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable; and

       o a requirement that the exchanging holder provide to the trustee an opinion of counsel stating that the exchange would not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

               Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 5 (or such shorter period acceptable to the trustee) but not more than 30 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

               Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

               Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

               Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

               The Depository Trust Company has advised Lehman ABS as follows:
The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Lehman Brothers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to Lehman ABS that it intends to follow such procedures.

               Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by Lehman ABS or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

               So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the

Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

               Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of Lehman ABS, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

               Lehman ABS expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. Lehman ABS also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

               If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Lehman ABS within ninety days, Lehman ABS will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, Lehman ABS may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if Lehman ABS so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to Lehman ABS and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

       o as registered certificates in denominations, unless otherwise specified by Lehman ABS or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

       o as bearer certificates in the denomination or denominations specified by Lehman ABS or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

       o as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

               The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

                      DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

        Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by Lehman ABS or one of its affiliates and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

       o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies ("Corporate Securities");

       o preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

       o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment Trust Certificates");

       o asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

       o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

       o an obligation of one or more U.S. government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged;

       o Government Trust Certificates ("GTCs" and together with Treasury Securities and GSEs, "Domestic Government Securities") described below; or

       o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government Securities" and together with Domestic Government Securities, "Government Securities").

        Lehman ABS or one of its affiliates will generally purchase the Underlying Securities in the secondary market, but may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least

$75,000,000 at the time of the offering of the trust certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. Lehman ABS (or an affiliate thereof) may also purchase Treasury Securities directly from the issuer thereof.

        Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor and Lehman Brothers Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue securities on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.

        An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

        With respect to any Private Sector Securities constituting, as of the issue date of the related Certificates, 10% or more of the aggregate principal amount of Underlying Securities deposited in a Trust, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities and Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

      (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

      (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

          (i) each of the parent company and such issuer meet one of the eligibility criteria set forth in (a) above; or

          (ii) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and such issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

      (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

      (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, such issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the Trust containing the Underlying Securities.

               This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities Lehman ABS is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

               Private Sector Securities will be either:

               o  Corporate Securities;

               o  Trust Preferred Securities;

               o  Equipment Trust Certificates; or

               o  Asset-Backed Securities.

        Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

               Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

               Indentures. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

               Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

       o  consolidate, merge, or transfer or lease assets;

       o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

       o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

       o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

               The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

               Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

       o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

       o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

       o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

       o certain events of bankruptcy, insolvency or reorganization of the issuer.

               Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

               Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default ("Underlying Security Events of Default") under any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect a trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

               Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, a trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, a trust, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

               Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

               The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

        Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

               The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

               In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case generally will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

        Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

        The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC

Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

        Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

               The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

        Government Securities will be either:

        o  GSE Securities;

        o  GTCs;

        o  Treasury Securities; or

        o  Foreign Government Securities.

        GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

               In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

               Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

               Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

               Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

       o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

       o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

       o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

        GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

        Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

        Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms of Underlying Securities

               Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying
Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

               With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

               With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

               In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

               If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS, on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer or, as applicable, guarantor may be unavailable).

               In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

               In addition to the Underlying Securities, Lehman ABS may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

               Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

               As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

               Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

               If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

               Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

               Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

               Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, Lehman ABS or such other person named in the related prospectus supplement.

Collections

               The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

               The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

               The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

               At the time of issuance of any series of certificates, Lehman ABS will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of Lehman ABS on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The trustee will, concurrently with such assignment, deliver the certificates to Lehman ABS in exchange for certain assets to be deposited in the related trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

               In addition, Lehman ABS will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders (Sections 2.01 and 2.02).

               With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and Lehman ABS, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to Lehman ABS (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor Lehman ABS will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

               Each of Lehman ABS and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of Lehman ABS or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, Lehman ABS or any such administrative agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

               General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

               Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

               The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

               The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

               The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

               Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

               Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07). However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the related trust under the related trust agreement, such trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

               The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

               The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

               If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement (Section 3.11).

Advances in Respect of Delinquencies

               Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

               Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date

(Section 4.04). If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and Lehman ABS

               An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, Lehman ABS, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, Lehman ABS, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to Lehman ABS.

               The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

               The trust agreement will further provide that neither an administrative agent, Lehman ABS nor any director, officer, employee, or agent of the administrative agent or Lehman ABS will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, Lehman ABS nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, Lehman ABS and any director, officer, employee or agent of the administrative agent or Lehman ABS will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor Lehman ABS will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or Lehman ABS may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

               Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

               Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events under the trust agreement with respect to any given series of certificates will consist of the following:

               o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

               o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

               o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

               Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, Lehman ABS or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

               No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

               Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by Lehman ABS and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

               o  to cure any ambiguity;

               o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement;

               o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

               o to add to the covenants, restrictions or obligations of Lehman ABS, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

               o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

               o  to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by Lehman ABS, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

               Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

               Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by Lehman ABS, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

               Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to Lehman ABS and to such other parties as may be specified in the trust agreement, a statement setting forth:

               o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

               o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

               o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

               o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

               o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

               o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

               o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

               In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

               Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

               If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

               The trust agreement may also provide for delivery to Lehman ABS, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

               Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

               Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued (Section 5.05).

Termination

               The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination (Section 9.01).

               Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement (Section 9.01).

Duties of the Trustee

               The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement (Section 7.01).

The Trustee

               The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, Lehman ABS, any administrative agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

               In compliance with United States Federal income tax laws and regulations, Lehman ABS and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

               Bearer certificates will bear a legend to the following effect:
"Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

               As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

               Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream Luxembourg") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Luxembourg with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

               An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which Lehman ABS has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

               Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, Lehman ABS has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

               As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

               PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

               The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

               Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

               Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond Lehman ABS' control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

               If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

               The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

               If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

               All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

               Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             PLAN OF DISTRIBUTION

               Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to Lehman ABS from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

               If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of Lehman ABS. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               Certificates may also be sold through agents designated by Lehman ABS from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by Lehman ABS to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

               If so indicated in the applicable prospectus supplement, Lehman ABS will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

               Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Lehman ABS to indemnification by Lehman ABS against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Lehman ABS or its affiliates in the ordinary course of business.

               Lehman Brothers Inc. is an affiliate of Lehman ABS. Lehman Brothers Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

               As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by Lehman ABS or sold at any time to one or more purchasers.

               Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                                LEGAL OPINIONS

               Certain legal matters with respect to the certificates will be passed upon for Lehman ABS and the underwriters by Weil, Gotshal & Manges LLP, New York, New York, Sidley Austin Brown & Wood LLP, or other counsel identified in the applicable prospectus supplement.

No dealer, salesman or other person has been authorized to give any
information or to make any representation not contained in this Prospectus                            1,000,000
Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the
depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do                  CORPORATE BACKED TRUST
not constitute an offer of any securities other than those to which they                             CERTIFICATES,
relate or an offer to sell, or a solicitation of an offer to buy, to any             Goldman Sachs Capital I Securities-Backed
person in any jurisdiction where such an offer or solicitation would be                              Series 2004-6
unlawful. Neither the delivery of this Prospectus Supplement and the
Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                                ______________




                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                         Page
                                                                         ----
Summary of Principal Economic Terms......................................S-4             (The Deposit Assets will consist of
Summary of Prospectus Supplement.........................................S-10             6.345% Capital Securities issued by
Formation of the Trust...................................................S-12        Goldman Sachs Capital I and an interest rate
Risk Factors.............................................................S-12                  swap between the Trust and
Description of the Underlying Securities.................................S-18           Lehman Brothers Special Financing Inc.)
The Swap Agreement.......................................................S-28
Description of the Certificates..........................................S-33
Description of the Trust Agreement.......................................S-37
Material Federal Income Tax Consequences.................................S-39                    Lehman ABS Corporation
ERISA Considerations.....................................................S-43                          (Depositor)
Method of Distribution...................................................S-44
Relationship Among Parties...............................................S-45
Listing..................................................................S-45
Ratings..................................................................S-45
Legal Opinions...........................................................S-46
Index of Terms for Prospectus Supplement.................................S-47



                                  Prospectus                                     -----------------------------------------------
                                                                                                 PROSPECTUS SUPPLEMENT
                                                                                                     March 10, 2004
Important Notice about Information Presented in this Prospectus                  -----------------------------------------------
and the Accompanying Prospectus Supplement...............................2
Where you Can Find More Information......................................3
Incorporation of Certain Documents by Reference..........................3
Reports to Certificateholders............................................4                          LEHMAN BROTHERS
Important Currency Information...........................................4
Risk Factors.............................................................4
Lehman ABS...............................................................7
Use of Proceeds..........................................................7
Formation of the Trust...................................................7
Maturity and Yield Considerations........................................8
Description of the Certificates..........................................10
Description of Deposited Assets and Credit Support.......................27
Description of the Trust Agreement.......................................39
Limitations on Issuance of Bearer Certificates...........................49
Currency Risks...........................................................50
Plan of Distribution.....................................................52
Legal Opinions...........................................................53